Prospectus Supplement No. 4 to
Prospectus dated September 20, 2006
Registration No. 333-135376
Filed pursuant to Rule 424(b)(3)

PIEDMONT MINING COMPANY

Supplement No. 4
To
Prospectus Dated September 20, 2006

This Prospectus Supplement supplements our Prospectus dated September 20, 2006, and our Prospectus Supplement No. 1 dated November 16, 2006 and filed with the Securities and Exchange Commission on November 17, 2006, and our Prospectus Supplement No. 2 dated May 25, 2007 and filed with the Securities and Exchange Commission on May 29, 2006, and our Prospectus Supplement No. 3 dated August 15, 2007 and filed with the  Securities and Exchange Commission on August 15, 2007 (collectively, the “Prospectus”) relating to the sale of up to 8,137,560 shares of our common stock, no par value, (“Common Stock”) by the Selling Stockholders listed under “Selling Stockholders” on page 14 of the Prospectus. This Prospectus also covers the sale of 4,693,667 shares of our Common Stock by the Selling Stockholders upon the exercise of outstanding warrants.  This Prospectus Supplement No. 4 includes: (i) the attached Current Report on Form 8-K for December 17, 2007, as filed with the Securities and Exchange Commission on December 20, 2007; (ii) the attached Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on November 13, 2007; and (iii) the attached Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on August 14, 2007. We encourage you to read this Supplement carefully with the Prospectus.

Our Common Stock is not traded on any national securities exchange or on a NASDAQ Stock Market. Our Common Stock trades on the Pink Sheets’ Electronic Quotation System, under the symbol “PIED” or “PIED.PK.” On December 19, 2007, the last reported sale price for our Common Stock was $0.26. There is no public market for the warrants.

_____________________________
Investing in our common stock involves certain risks and uncertainties. See “Risk Factors” beginning on page 5 of the Prospectus and the risk factors included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

_____________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is December 20, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2007

PIEDMONT MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	333-135376 (Commission File No.)	56-1378516 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 214
Reno, NV 89511
(Address and telephone number of principal executive offices) (Zip Code)

(212)734-9848
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3–SECURITIES AND TRADING MARKETS

Item 3.03.	Material Modification to Rights of Security Holders

Reduction in Number of Shares Required for Quorum

As disclosed in Item 5.03 of this Current Report on Form 8-K, effective December 17, 2007, Piedmont Mining Company, Inc. (the “Company”) filed Amended and Restated Articles of Incorporation (“Articles”) with the North Carolina Department of the Secretary of State.  As a result, the addition of Article VIII provides that one-third (1/3) of the outstanding shares of common and preferred stock of the Company will constitute a quorum for the transaction of business that may be presented to the shareholders of the Company.  Prior to effective filing of the Articles, a quorum could only be established by a majority of the outstanding shares entitled to vote.  Further, as a result of the Articles, Article IV is revised to provide that the authorized capital is increased to 200,000,000 shares of common stock and 50,000,000 shares of preferred stock.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 17, 2007, the Company filed the Articles with the North Carolina Department of the Secretary of State, which such Articles incorporated most of the amendments and provisions set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission effective October 29, 2007, and first mailed on or about November 2, 2007, to the shareholders of record as of October 25, 2007, as subsequently approved by the required vote of the Company’s shareholders at the Annual Meeting of Shareholders.

A copy of the Articles is attached hereto as Exhibit 3.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation, filed December 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Dated: December 20, 2007	By: /s/ Robert M. Shields, Jr.
Robert M. Shields, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation, filed December 17, 2007

SOSID: 0114275 Date Filed: 12/17/2007 12:03:00 PM Elaine F. Marshall North Carolina Secretary of State C200735100237

ARTICLES OF RESTATEMENT
OF
PIEDMONT MINING COMPANY, INC.

Piedmont Mining Company, Inc., a corporation organized and existing under the laws of the State of North Carolina (the "Corporation"), hereby submits the following for the purpose of amending and restating its Articles of Incorporation pursuant to §55-10-07 of the North Carolina General Statutes.

1.         The name of the Corporation is: Piedmont Mining Company, Inc.

2.         The Articles of Incorporation are hereby amended and restated in its entirety to read in such form attached hereto.

3.         The text of the attached Amended and Restated Articles of Incorporation contains new amendments that required shareholder approval, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

4.         The date of adoption of the new amendments contained within the attached Amended and Restated Articles of Incorporation by the shareholders of the Corporation was December 4, 2007.

5.         The amendments approved thereby do not provide for any exchange, reclassification or cancellation of issued shares.

6.         Notwithstanding the amendments incorporated therein, the attached Amended and Restated Articles of Incorporation consolidates all other amendments to the Articles of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Articles of Restatement to be signed by its duly authorized officer this day of December 13, 2007.

Piedmont Mining Company, Inc.

/s/ Robert M. Shields, Jr.
Robert M. Shields, Jr.,
President and CEO

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
PIEDMONT MINING COMPANY, INC.

Article I

The name of the corporation shall be: Piedmont Mining Company, Inc.

Article II

The period of duration of the corporation shall be unlimited.

Article III

The purposes for which the corporation is organized are:

(a)            To locate, patent, purchase, lease, exchange, trade for, or otherwise acquire, and to hold, own, use, operate, work, extend, improve, and develop, and to sell, exchange, assign, transfer, mortgage, grant security interests in, lease, or otherwise dispose of, in whole or in part, and wherever situated, mines, mining rights, and claims, metalliferous lands, quarries, quarry rights, water, water rights, ditches, reservoirs, oil and gas properties and interests therein, and any rights, rights of way, easements, privileges, permits, or franchises suitable or convenient for any of the purposes of the business, and to deal in the same in every way; to explore, quarry, mine, drill, excavate, produce, purchase, lease, prospect for, claim, and otherwise acquire, and to process, refine, and develop, and to sell, exchange, trade, deal in and with, and otherwise dispose of asbestos, sulphur, silica, felspar, uranium, vanadium, rare earth, mica, copper, coal, lead, silver, gold, gas, oil, oil shale, and other minerals, ores, and properties of every kind and nature, and of earth, rock, sand, shale, and other substances containing minerals and ore deposits; and to manufacture, produce purchase, lease, or otherwise acquire, and to use, operate, improve, repair, replace, and develop, and to sell, trade, exchange, lease and otherwise dispose of any and all materials, machinery, facilities, appliances, products, equipment, or supplies proper or adapted to be used in or in connection with or incidental to the prospecting, development, production, processing, preparation, shipment, and delivery of any of the foregoing minerals and ores and any by-products therefrom; and to do any and all things incidental thereto, or necessary, expedient, or proper to be done in connection with the matters and things set out herein.

(b)           To borrow money for itself or as agent for another and to issue, buy, sell, exchange, pledge, mortgage, endorse, guarantee the payment of debts and deal in and deal with all types and kinds of bills of sale, notes, contracts, bonds, debentures, stocks, securities, trade acceptances, mortgages, open accounts, and all other types and kinds of negotiable or non-negotiable instruments, commercial paper and evidences of debt.

(c)           To such extent as a corporation organized under the Business Corporation Law of this State may now or hereafter lawfully do, generally to do any and all things and exercise any and all powers, rights and privileges, and to engage in any lawful activity now or hereafter allowed, whether such things, activities, powers, rights, and/or privileges of this corporation arise in this state, the United States or any state, territory, or dependency of the United States or any foreign country.

(d)           To engage in any other lawful activity, including, but not limited to, constructing, manufacturing, leasing, or otherwise producing, repairing, servicing, restoring, or otherwise caring for any type of structure, commodity, or livestock whatsoever, processing, selling, brokering, factoring, or distributing any type of property whether real or personal, extracting and processing natural resources, transporting freight or passengers by land, sea or air; collecting and disseminating information or advertising through any medium whatsoever; performing personal services of any nature, and entering into or serving in any type of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary, or representative capacity or relationship of any person or corporation whatsoever.

Article IV

The corporation is authorized to issue an aggregate total of 200,000,000 shares of common stock and 50,000,000 shares of preferred stock.

Shares of preferred stock may be issued from time to time in one or more series.  The Board of Directors shall determine the designation of each series and the authorized number of shares of each series.  The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of shares of preferred stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.  If the number of shares of any series of preferred stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Article V

The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is One Hundred Dollars ($100.00) in cash or property of equivalent value.

Article VI

The address of the current registered agent of the corporation is 328 South King Charles Road, City of Raleigh, County of Wake, State of North Carolina, 27610; and the name of the registered agent is Incorp Services, Inc.

Article VII

The number of directors constituting the initial Board of Directors shall be two and the number of directors thereafter shall be as determined by the Bylaws.

Article VIII

One-third of the outstanding shares of common and preferred stock of the Company will constitute a quorum for the transaction of business.

Article IX

The shareholders of the corporation shall have no preemptive right to acquire additional or treasury shares of the corporation.

Article X

The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the corporation entitled to vote shall be necessary for the following corporate actions:

(a)  Merger or consolidation of the corporation;

(b)  Sale, lease or exchange of all or substantially all of the property or assets of the corporation;

or

(c)  Dissolution of the corporation.

This Article shall not require approval of the shareholders of the corporation on any of the above corporate actions for which shareholder action is not required under the North Carolina Business Corporate Act.

Article XI

To the fullest extent permitted by applicable law, no director of the corporation shall have any personal liability arising out of any action whether by or in the right of the corporation or otherwise for monetary damages for breach of his or her duty as a director; provided, however, that except as otherwise permitted by the North Carolina Business Corporation Act as it may be amended subsequent to the effectiveness of this Article, the foregoing elimination of liability shall not be effective with respect to (a) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation, (b) any liability under Section 55-32 of the North Carolina Business Corporation Act, (c) any transaction from which the director derived an improper personal benefit, or (d) acts or omissions occurring prior to October 1, 1987.  As used in this Article, the term “improper personal benefit” does not include a director’s compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney or consultant of the corporation.  This Article shall not impair any right to indemnity from the corporation which any director may now or hereafter have.  Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director existing immediately prior to such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.  These specific provisions will be effective October 1, 1987.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended  September 30, 2007

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____ to _____.

Commission File No.  333-135376

PIEDMONT MINING COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	56-1378516
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification Number)

18124 Wedge Parkway, Suite 214 Reno, Nevada	89511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   (212) 734-9848

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.
Yes ☒          No ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐          No ☒

As of  November 9, 2007 there were 60,943,774 outstanding shares of the issuer’s common stock.

Transitional Small Business Disclosure Format (Check one):
Yes ☐          No ☒

PIEDMONT MINING COMPANY, INC.

FORM 10-QSB INDEX

2

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007 (unaudited)	2006
	$	$
CURRENT ASSETS
Cash and cash equivalents	152,432	17,222
Prepaid expenses and other	64,769	27,682
Total current assets	217,201	44,904
MINERAL PROPERTIES (Note 3)	260,500	177,167
PROPERTY AND EQUIPMENT (Note 4)	1,359	1,527

Total Assets	479,060	223,598

CURRENT LIABILITIES
Accounts payable and accrued liabilities	98,429	116,341
Due to related parties (Note 5)	127,952	136,728
Total current liabilities	226,381	253,069

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Capital Stock (Note 6)
Authorized:
25,000,000 Preferred stock $1.00 par value
100,000,000 Common stock no par value
Common stock issued and outstanding:
60,287,476 common (2006 – 54,063,660)	15,012,210	14,189,969
Additional paid-in capital	670,723	494,442
Deficit accumulated prior to the exploration stage	(12,564,287)	(12,564,287)
Deficit accumulated during exploration stage	(2,865,967)	(2,149,595)
Total stockholders’ equity (deficiency)	252,679	(29,471)
Total liabilities and stockholders’ equity (deficiency)	479,060	223,598

The accompanying notes are an integral part of these financial statements.

3

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF LOSS
(unaudited)

	Three months Ended September 30, 2007	Three months Ended September 30, 2006	Nine months Ended September 30, 2007	Nine months Ended September 30, 2006	For the Period from January 1, 2002 (Date of Inception of Exploration Stage) to September 30, 2007
	$	$	$	$	$

EXPENSES
Exploration costs and property research and development	70,346	164,074	176,649	545,116	1,063,603
Management fees	76,489	24,000	258,000	96,700	541,971
Professional fees	58,525	63,346	172,405	135,274	543,377
General and administrative	44,366	25,890	107,640	72,180	492,834
Depreciation expense	526	465	1,456	965	145,023

	250,252	277,775	716,150	850,235	2,786,808

LOSS BEFORE OTHER ITEMS	(250,252)	(277,775)	(716,150)	(850,235)	(2,786,808)

INTEREST INCOME	1,142	2,038	1,143	5,587	7,054
INTEREST EXPENSE	(232)	(691)	(1,366)	(3,184)	(39,623)
LOSS ON OTHER NON-OPERATING ACTIVITIES	-	-	-	-	(46,590)

NET LOSS	(249,342)	(276,428)	(716,373)	(847,832)	(2,865,967)

BASIC AND DILUTED NET LOSS PER SHARE	(0.00)	(0.01)	(0.01)	(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	59,100,816	53,627,139	56,346,937	50,181,418

The accompanying notes are an integral part of these financial statements.

4

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Nine Months Ended September 30,		For the Period from January 1, 2002 (Date of Inception of Exploration Stage) to September 30,
	2007	2006	2007
	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	(716,373)	(847,832)	(2,865,967)
Adjustments to reconcile net loss to net cash from operating activities:
Stock based compensation	176,300	24,700	299,667
Depreciation	1,456	965	145,024
Loss on other non-operating activities	-	-	(21,000)
Changes in operating assets and liabilities:
Prepaid expenses and other	(37,086)	(11,383)	(61,819)
Accounts payable and accrued liabilities	(17,910)	(17,168)	195,701
Due to related parties	(8,776)	(257,513)	(22,781)
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(602,389)	(1,108,231)	(2,331,175)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares for cash, net of issuance costs	807,222	1,345,998	2,311,220
Convertible notes	-	(27,000)	291,145
NET CASH FLOWS FROM FINANCING ACTIVITIES	807,222	1,318,998	2,602,365

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,289)	(1,290)	(5,579)
Proceeds from non-operating activities	-	-	97,125
Payments made on exploration projects	(68,333)	(86,667)	(211,000)
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(69,622)	(87,957)	(119,454)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	135,211	122,810	151,736
CASH AND CASH EQUIVALENTS, BEGINNING	17,222	400	697

CASH AND CASH EQUIVALENTS, ENDING	152,433	123,210	152,433

SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH INVESTING AND FINANCING ACTIVITIES (Note 9)

The accompanying notes are an integral part of these financial statements.

5

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 1:	NATURE OF OPERATIONS

Piedmont Mining Company, Inc. (the Company) was formed in 1983 under the laws of North Carolina, USA and is currently in the exploration stage, which is characterized by significant expenditures for the examination and development of exploration properties.  As a result, under Statement of Financial Accounting Standards No. 7 (SFAS) Accounting and Reporting by Development Stage Enterprises, the Company re-established itself as an exploration stage company in 2003 and began reporting under exploration stage guidelines.

The Company has entered into option and earn-in agreements on seven (7) different exploration properties in the state of Nevada and may opt to acquire one or more of the properties that the Company currently leases pursuant to option and earn-in agreements. Management’s plan is to conduct exploration for gold and silver at these properties to assess whether they might possess economic deposits of gold and/or silver which could be recovered at a profit. The Company does not intend to build an exploration staff but rather to work with competent exploration groups who can manage the exploration activities on these properties with the Company’s funding.

The Company’s focus for the foreseeable future will be on exploration of its various existing mineral properties and exploration of new properties.  Since April 2005, The Company has entered into agreements, directly and under options, for the purpose of exploring for economic deposits of gold and silver in the State of Nevada.  In April 2006 the Company commenced exploration on the Trinity Silver Project in Pershing County, Nevada. (Note 3)

Going Concern
These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The Company is in the exploration stage and to date has not yet generated any net revenues or cash flow from its activities. The Company has a history of losses and has a working capital deficit of $9,180 and a deficit of $15,430,253 at September 30, 2007.  This creates an uncertainty as to how the Company will fund its operations and maintain sufficient cash flow to operate as a going concern. These financial statements do not reflect any adjustments to the carrying values of assets that might result from the outcome of this uncertainty.

The Company intends to fund its ongoing operations by way of private placements of its securities as may be required.  Since 2002, private placements of stock with warrants and the exercise of some of those warrants have resulted in total cash proceeds of $2,326,221 through September 30, 2007.

Management believes these efforts will contribute toward funding the Company’s activities until appropriate levels of funding can be arranged and/or revenue can be earned from the properties either through production or sale.  The Company’s ability to meet its cash requirements in the next year is dependent upon its continuing to obtain financing and satisfying certain obligations, such as compensating its officers and consultants either through monetary means or the granting of stock options.  If this is not achieved, there is substantial doubt the Company may be able to continue as a going concern.

6

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 1:	NATURE OF OPERATIONS (continued)

Unaudited Interim Financial Statements
The accompanying unaudited interim consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statement disclosure. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2006, included in the Company’s form 10-KSB filed with the Securities and Exchange Commission. The unaudited interim consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of  Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principals generally accepted in the United States of America.

Basis of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, NetColony, LLC and Piedmont Gold Company, Inc.   Neither subsidiary has material operations, tangible assets or liabilities.  All significant intercompany accounts and transactions, if any, have been eliminated in consolidation.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Comparative Figures
Certain comparative figures have been reclassified in order to conform to the current year’s financial statement presentation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.  Significant areas requiring management’s estimates and assumptions are determining the fair value of shares of common stock, convertible debentures and financial instruments. Other areas requiring estimates include deferred tax balances, valuation allowances, allocations of expenditures to mineral property interests and asset impairment tests.

7

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Property Costs
The Company is primarily engaged in the acquisition, exploration and development of mineral properties.  Pursuant to Emerging Issues Task Force (EITF) 04-02, mineral rights are capitalized at cost. This includes lease payments under exploration agreements.  The projects are assessed for impairment when facts and circumstances indicate their carrying values exceed the recoverable values, such as failure to discover mineable ore.  If a mineable ore body is found, these costs will be amortized when production begins using a units-of-production method.  These costs are recorded to exploration projects on the consolidated balance sheets.  Other exploration, geological costs and research and development costs are expensed as incurred.

Mineral property acquisition costs are capitalized when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.  Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.  In the event that mineral property acquisition costs are paid or settled with Company shares, those shares are valued at market at the time the shares are issued.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property to production are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.  Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, all of the Company’s exploration costs have been expensed.

To date the Company has not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations
The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets.  The adoption of this standard has had no effect on the Company's financial position or results of operations.  To December 31, 2006 any potential costs relating to the ultimate disposition of the Company's mineral property interests are not determinable.

Impairment of Long-Lived Assets
The Company reviews property and equipment and certain identifiable intangibles, excluding goodwill, for impairment in accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate.  If property, plant, and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds fair market value.  For the nine months ended September 30, 2007 and the fiscal year ended December 31, 2006, the Company had no material impairment of its long-lived assets.

8

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments
The fair values of cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The fair value of the Company’s net smelter royalty obligations (refer to Note 3) is not determinable at the current stage of the Company’s exploration program.  Accordingly, no value has been assigned by management.   The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

Loss per Common Share
Basic loss per share (“LPS”) includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted earnings per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company.  The common shares potentially issuable upon exercise of stock options and warrants were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

Net loss used in determining basic LPS for the nine months ended September 30, 2007 and 2006 was ($716,373) and ($847,832), respectively. The weighted average number of shares of common stock used in determining basic LPS for the nine months ended September 30, 2007 and 2006 was 56,346,937 and 50,181,418, respectively.

Foreign Currency Translation
The financial statements are presented in United States dollars.  In accordance with SFAS No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Income Taxes
The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  As at September 30, 2007, the Company had net operating loss carry forwards; however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the potential deferred tax assets resulting from these losses carry forwards.

9

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation
On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method.  The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation.  The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R.  The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company’s fiscal year 2006.  Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25.  The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense.  Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

Property and Equipment
Property and equipment is comprised of computer equipment that is recorded at cost and amortized over 3 years on a straight-line basis.

Recent Accounting Pronouncements
In December 2006, the FASB issued FSP EITF 00-19-02, Accounting for Registration Payment Arrangements (“FSP 00-19-2”) which addresses accounting for registration payment arrangements.  FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies.  FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years.  The Company has determined the adoption of FSP 00-19-2 will not have a significant impact upon its financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

10

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 3:	MINERAL PROPERTIES

The Company entered into various property agreements during the years ended December 31, 2006 and 2005 and the nine months ended September 30, 2007. These include the following:

A.	Antelope Ridge Project
Under the terms of a Mining Lease with Option to Purchase dated April 26th, 2005 (the “Agreement”), the Company has entered into a Mining Lease with Option to Purchase on 50 claims in the Fish Creek Mining District, Eureka County, Nevada (the “Antelope Ridge Project”) for 10 years pursuant to the following terms:
1.	Lease and option payments required:
(a)         initial consideration of $4,000 plus federal and county filing fees of $2,406 as well as payments to each of the two property owners of $3,000 cash and 50,000 shares of common stock; and a further payment to one of the owners, of $2,000 for additional claims location costs were made;
(b)         on April 26, 2006, payments to each of the owners of $5,000 cash and shares of common stock having a value of $5,000 were made;
(c)         on April 26, 2007, payments to each of the owners of $7,500 cash and shares of common stock having a value of $7,500 were made; and
(d)         on April 26, 2008 and each subsequent anniversary of the effective date, payments to each of  the Owners of $10,000 cash and shares of common stock having a value of $10,000 as required.
2.	The Company must expend the following sums on exploration and maintenance of the property during the first three years of the Agreement:
(a)        Year one - $20,000; (b) Year two - $100,000; and (c) Year three - $100,000.
3.
The Company has the right to purchase the property for the sum of $1,000,000. All payments made to the owners pursuant to clause 1. above shall be applied to the purchase price.  The purchase option must be exercised prior to the commencement of production from the property.

4.	The property is subject to a 3% net smelter returns royalty (“NSR”) on production.
5.	The Company may purchase (a) one-third of the reserved royalty (i.e. 1% NSR) for $1,000,000; and (b) a second one-third of the reserved royalty (i.e. 1% NSR) for an additional $4,000,000.
6.	The Company may terminate this Agreement at any time on 60 days notice.

As at September 30, 2007, the Company has made lease payments and option payments totaling $68,500 and has expensed $76,232 in exploration costs with respect to the Antelope Ridge Project. In October 2007 drilling commenced on this property.  This drilling program is expected to continue into November 2007 and is expected to cost in excess of $120,000. These costs are being funded with proceeds from the sale of common stock and warrants.

B.	Bullion Mountain Project
Effective November 11, 2005, the Company entered into a ten year Mining Lease with Option to Purchase on 17 claims in Lander County, Nevada (the ‘Bullion Mountain Project’) pursuant to the following terms:
1.	Lease payments required:
a) On signing:	$5,000 plus $2,274 for claims fees reimbursement was paid
b) First anniversary:	$5,000 was paid
c) Second anniversary:	$10,000
d) Third anniversary and each anniversary thereafter: $15,000
2.	The Company must expend the following additional amounts in exploration and maintenance of the property during the first two years of the agreement:
a) By November 2006:	$20,000 (incurred)
b) By November 2007:	$50,000
In September, 2007, this agreement was amended and the time for completing the remaining work obligation was extended indefinitely.
3.
The Company has the option to purchase this property at any time for $500,000, which must be exercised before production can commence. All lease, work requirement and property maintenance payments made up to this point would be deducted from the purchase price.

4.	Upon exercise of the purchase option, the Company would be required to pay a 3% net smelter returns royalty on production from the property.

11

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

B.	Bullion Mountain Project (continued)

5.	The Company has the right to terminate this agreement at any time by giving 60 days prior written notice.

As at September 30, 2007, the Company has made lease payments totaling $10,000 and has incurred $24,458 in exploration costs.  On September 12, 2007, a ‘First Amendment to Mining Lease’ was signed extending the time for completing the required work obligation indefinitely to accommodate the Company’s efforts to consolidate its property position with those of adjacent property owners.

C.	Dome-Hi-Ho Project
Effective on April 26, 2005, the Company entered into a five year Exploration and Option to Enter Into a Joint Venture Agreement on 44 claims in Lander County, Nevada (the ‘Dome HiHo Project’), pursuant to the following terms:
1.	Lease and option payments:
a) On signing Letter of Intent April 2005:	$10,000 was paid in cash
b) On signing the Agreement August 2005:	$21,000 was paid in cash, and
$16,000 in 200,000 shares of common stock
c) Lease payment August 2005:	$5,000 was paid in cash
d) Lease payment March 16, 2006:	$10,000 was paid in cash
e) Lease payment July 2006:	$6,667 was paid in cash
f)	Lease payment March 2007 and each year thereafter: $10,000 in cash until the Company has either earned a 51% interest in the project or terminated the Agreement.

The agreement was subsequently amended on April 3, 2006. The Company must elect by April 26, 2011 to exercise the underlying option on 20 of the claims by paying $200,000.

2.	Required expenditures for exploration and property maintenance:
a) First lease year:	$180,000
b) Second lease year:	$180,000
c) Third lease year:	$400,000
d) Fourth lease year:	$500,000
e) Fifth lease year:	$540,000
3.
Upon completing the above work requirements, the Company will have earned a 51% interest in the property and the project, at which point a joint venture will be formed with the Company as the operator.

4.	The underlying purchase option on 20 of the claims was renegotiated in 2006. Accordingly, payments now required on the underlying purchase option are as follows:
a) On signing the option amendment in April 2006:	$10,000 (paid)
b) On first anniversary of amendment in April 2007:	$10,000 (paid)
c) On second anniversary of amendment in April 2008:	$20,000
d) Option exercise price by April 2009:	$200,000, less above payments.
5.
In addition, the Company is obligated to pay the underlying claims maintenance and property holding costs as well as annual rental payments under a pre-existing lease agreement with a third party. The term of this lease is twenty years, beginning July 21, 2003. The Company will therefore be required to pay the following lease amounts:

a)	2007 $8,333 (paid)
b)	After the 2007 anniversary date, the annual rental amount will be increased based on the Consumer Price Index.
6.	The Company would be required to pay royalties based on a graduated scale, ranging from 3.0% to 4.0% should production occur on the property.

12

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

Dome-Hi-Ho Project (continued)

As at September 30, 2007, the Company has made lease and option payments totaling $102,000 and has incurred approximately $282,155 in exploration costs with respect to the Dome-Hi-Ho Project.  Another drill program was completed at the property in October 2007 and is estimated to have cost approximately $100,000.  This program will be funded with proceeds from the sale of common stock and warrants.

D.	Trinity Silver Project
Effective on September 15, 2005, the Company entered into an Exploration and Development Agreement on the Trinity Silver Project (‘TSP’) in Pershing County, Nevada.  The TSP consists of 40 claims, 1,280 acres of fee land and 2,560 acres of sub-leased fee land. Pursuant to the terms of the Agreement:

1.	Lease and option payments required:
a) On signing:	$10,000 was paid.
2.	Required expenditures for exploration and property maintenance:
a) In year 1:	$75,000 (completed).
b) In year 2:	$125,000 (completed).
c)	Prior to September 15, 2008: a total of $1,000,000 in order to earn an initial 25% interest in the TSP.
d)	Prior to September 15, 2010: an additional $1,000,000, in order to earn an additional 26% interest (51% in total) in the TSP.
e)	Prior to September 15, 2013: an additional $2,000,000 in order to earn an additional 9% interest (for a total of 60%) in the TSP.
3.	Upon achieving its 51% or its 60% interest, the Company may then elect to form a joint venture, and the Company would be the operator of the joint venture.
4.	The Company may terminate this agreement at any time upon 30 days written notice.

As at September 30, 2007, the Company has made lease payments totaling $10,000 and has incurred $386,881 in exploration and property maintenance costs with respect to the Trinity Silver Project.  In October 2007, a second drilling program was conducted at the Trinity Silver property, estimated to have cost in the vicinity of $215,000, which will be funded with proceeds from the sale of common stock and warrants.

E.	Pasco Canyon Project
On February 14, 2006, the Company entered into a five year Option Agreement (the ‘Agreement’) on 24 claims in Nye County, Nevada (the ‘Pasco Canyon Project’), pursuant to the following terms:

1.	Option payment required: On signing: $10,000 (paid).
2.         The Company is required to expend the following sums on exploration and maintenance of the property during the term of the Agreement:
Year 1	$ 50,000
Year 2	$100,000
Year 3	$200,000
Year 4	$200,000
Year 5	$450,000
3.
Upon completion of the required expenditures, the Company will have acquired a 60% undivided interest in the property. At that point, a formal joint venture agreement will be entered into by the Company with the Company being the operator of the joint venture.

4.	The Company has the right to terminate this agreement at any time, subsequent to the first year’s expenditure requirement of $50,000, upon 30 days prior written notice.

13

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

E.	Pasco Canyon Project (continued)

As at September 30, 2007, the Company has made lease payments totaling $10,000 and has incurred $34,802 in exploration costs with respect to the Pasco Canyon Project. As of September 30, 2007 the Company has not completed all of the prescribed exploration expenditures because a drilling permit has not yet been granted by the U.S. Forest Service.   However, on September 17, 2007, the Company was granted an ‘Agreement for Extension’ until July 14, 2008 to complete the work obligation.  Based on recent meetings with the U.S. Forest Service, it is currently anticipated that the required permit may be received in the next couple of months.  A drilling program has been planned and these costs will be funded by the sale of common stock and warrants.

F.	Dutch Flat Gold Project
On July 2, 2006, the Company entered into a five year Exploration Agreement with Option to Form Joint Venture (the ‘Agreement’), on 114 claims in Humboldt County, Nevada (the Dutch Flat Project) pursuant to the following terms:
1.	Payment upon signing: $35,000
2.	The Company shall expend the following sums on exploration and maintenance of the property during the first 5 years of the Agreement:
Year 1	$200,000
Year 2	$300,000
Year 3	$500,000
Year 4	$500,000
Year 5	$500,000
3.
Upon completion of the $2,000,000 in exploration expenditures over the 5-year period, the Company shall have earned a 51% interest in the property and can then elect to either 1) form a joint venture at that point whereby the Company would own 51%, or 2) earn an additional 19% interest in property by funding a positive feasibility study and then form a joint venture.  The Company would be the operator of the joint venture.

4.
Six of these claims are subject to a 1.5% net smelter returns royalty.  Another company, in which one of the Company’s Directors has an interest, holds a 1% net smelter returns royalty on another sixteen of these claims.

5.	The Company may terminate this Agreement at any time after the first year on 30 days notice.

As at September 30, 2007, the Company has made lease payments totaling $35,000 and has incurred $124,609 in exploration costs and had made an additional $35,000 payment towards drilling at the Dutch Flat Gold Project which has been included in prepaid expenses. In October 2007 an additional $46,000 payment was made for exploration work on the property.  In October, a second drilling program was conducted on the property.  This program is expected to cost in the vicinity of $180,000 and will be funded with proceeds from the sale of common stock and warrants.

G.	PPM Gold Project
In April, 2007, the Company signed an “Exploration Agreement with Option to Form Joint Venture” (the “Exploration Agreement”) with Miranda US, Inc., a wholly-owned subsidiary of Miranda Gold Corp. (“Miranda”), a Canadian corporation listed on the TSX Venture Exchange.

Under the terms of the Exploration Agreement, Piedmont has an option to earn a 55% interest in 44 mining claims, located in Humboldt County, Nevada by incurring $1,750,000 in exploration work during a five year period as follows:

(i)	paying $25,000 to Miranda within 30 days of the effective date of the Exploration Agreement (paid);
(ii)	incurring at least $175,000 in exploration work during the first year of the Exploration Agreement;
(iii)	incurring an additional $200,000 in exploration work during the second year;
(iv)	incurring an additional $300,000 in exploration work during the third year;
(v)	incurring an additional $425,000 in exploration work during the fourth year; and
(vi)	incurring an additional $650,000 in exploration work during the fifth year.

14

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

G.	PPM Gold Project (continued)

Upon completing the total $1,750,000 work expenditure requirement, the Company will have earned a 55% interest in the property and the project.  At that point, the Company will enter into a joint venture with Miranda, with the Company being the operator.  After the first year of the agreement, the Company may terminate the agreement at any time on 30 days written notice. The Company must pay all claims maintenance fees, which will be creditable against the work commitment expenditure requirement.

As at September 30, 2007, the Company made an initial payment of $25,000 on signing and has expended $35,082 in exploration costs with respect to the PPM Gold Project.  Geophysical surveys are currently underway and a first drilling program is now tentatively scheduled for early 2008, which will be funded by proceeds from the sale of common stock and warrants.

A summary of capitalized expenditures, per property, is as follows:

	Balance as at December 31, 2006	Incurred during the period	Balance as at September 30, 2007
	$	$	$
Antelope Ridge	38,500	30,000	68,500
Bullion Mountain	10,000	-	10,000
Dome Hi-Ho	73,667	28,333	102,000
Dutch Flat	35,000	-	35,000
Pasco Canyon	10,000	-	10,000
Trinity Silver	10,000	-	10,000
PPM Gold	-	25,000	25,000
	177,167	83,333	260,500

NOTE 4:	PROPERTY AND EQUIPMENT

	September 30, 2007	December 31, 2006

Computer Equipment	$5,578	$4,290
Less: accumulated depreciation	(4,218)	(2,763)
	$1,360	$1,527

15

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 5:	DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

The Board of Directors has authorized a monthly management fee of $8,000 to the Company’s President and CEO, which was increased to $10,000 per month, effective August 1, 2007. The unpaid portion of the monthly management fees at September 30, 2007 and December 31, 2006 was $124,000 and $119,000, respectively.  Unpaid administrative expenses incurred by the President and CEO at September 30, 2007 and December 31, 2006 were $0 and $1,852, respectively. The Company reimburses the President for office rent, which totaled $11,600 for the nine months ended September 30, 2007, and $14,000 for the year ended December 31, 2006.

The unpaid portion of exploration costs incurred by the Company’s Vice-President at September 30, 2007 and December 31, 2006 were $3,952 and $14,376, respectively.

The directors receive a fee of $200 per meeting for participating in Board meetings and Compensation and Audit Committee meetings. The Chairmen of these Committees receive $300 per meeting.  The unpaid portion of these fees was $0 at September 30, 2007 and $1,500 at December 31, 2006, which was paid as of  September 30, 2007.

From time to time, the Company’s officers and directors advance monies to the Company. These loans bear interest at 5% annually. These loans are unsecured and have no fixed repayment terms. The unpaid balances related to these advances at September 30, 2007 and December 31, 2006 were $nil, respectively.

The Company granted stock options to certain directors and officers during the nine months ended September 30, 2007 for 450,000 shares, with a fair value of $55,000 and 2,600,000 stock options during 2006 with a fair value of $349,900.

All related party transactions involving provision of services or transfer of tangible assets in the normal course of business were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.  (Other related party transactions are disclosed in Note 6.)

NOTE 6:	CAPITAL STOCK

Share Capital
The Company’s capitalization at December 31, 2006 and September 30, 2007 was 25,000,000 authorized preferred shares with a par value of $1.00 per share and 100,000,000 common shares with no par value.

The holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders.  Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.

The Company did not declare or pay any cash dividends during the past two years.  The Company has no present plans for the payment of any dividends.

Common Share Transactions

1.   During the nine months ended September 30, 2007 the Company:

(a)
Issued 425,000 common shares upon the exercise of warrants at an exercise price of $0.15 per share, 125,000 common shares upon the exercise of warrants at an exercise price of $0.16 per share and 1,818,182 common shares upon the exercise of warrants at an exercise price of $0.08 per share, for net proceeds of  $229,205; and

(b)
issued 3,750,000 units at $0.16 consisting of one common share and one half common share purchase warrant at $0.20 per unit for proceeds of $578,018, net of commissions of $21,982. The 2,812,500 common stock purchase warrants issued entitle the owner to purchase a common share of the Company at a price of $0.20 per share for a period of two years.

16

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

(c)	issued 105,634 shares of common stock at a fair value of $15,000 under the terms of certain mineral property option agreements.

2.	During the year ended December 31, 2006 the Company:

(a)
issued 357,143 common shares upon the exercise of warrants at an exercise price of $0.095 and 100,000 common shares upon the exercise of warrants at an exercise price of $0.13 per share   for net proceeds of $46,928;

(b)
issued 2,226,665 units consisting of one common share and one common share purchase warrant to accredited investors.  The common stock purchase warrants entitle the owners to purchase an equal number of shares at an exercise price range of $0.15 to $0.20 within one year. The units were sold at a range of $0.12 to $0.15 per unit, for net proceeds of $289,750;

(c)
issued 7,378,333 units consisting of one common share and one half common share purchase warrant at $0.15 per unit for proceeds of $1,022,310, net of  commissions of $88,540 and legal fees of $17,736. The 3,689,167 common stock purchase warrants issued entitle the holder to purchase a common share of the Company at a price of $0.26 per share for a period of two years. In lieu of an additional cash fee for this private placement, the Company issued a total of 737,834 broker warrants with the same terms; and

(d)	issued 43,478 shares of common stock at a fair value of $10,000 under the terms of its mineral property option agreements.

Stock-Based Compensation and Other Equity Transactions
The Company does not have a stock-based compensation plan in place.  The Company’s compensation committee makes recommendations to the Board of Directors for the granting of awards of stock options to its officers and directors on a case-by-case basis.

For options issued to service providers, the Company follows SFAS No. 123R, Accounting for Stock-Based Compensation, which requires recording the options at the fair value of the service provided.

At the time of issuance, the exercise price of all options granted was in excess of the market price of the stock.

The fair value of options issued during the nine months ended September 30, 2007 and 2006 was determined using the Black-Scholes option pricing model with the following assumptions:

	Nine months ended September 30, 2007	Nine months ended September 30, 2006
Risk-free interest rates	3.76% to 5.02%	4.43% TO 4.79%
Volatility factor	109%	100%
Estimated life of options, in years	3 to 5	3 to 5
Service period in years	1 to 3	1 to 3
Weighted average calculated value of options granted	$0.023	$0.032

Of the 450,000 stock options granted during the nine months ended September 30, 2007 and the 2,600,000 stock options granted during the year ended December 31, 2006, 850,000 vested in 2006; 983,333 vest in 2007; and the remainder vest in 2008 and 2009. The terms of these awards are three to five years. The fair value of these options was $81,200 at the 2006 grant date. Total compensation expense for the year ended December 31, 2006 equaled $123,367, which corresponds to the vesting schedule. As of September 30, 2007, the total compensation expense related to non-vested awards to be recognized in future periods is $159,634. This expense will be recognized ratably as the stock options vest on the anniversary dates of the grants during 2007, 2008 and 2009.

17

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

Stock-Based Compensation and Other Equity Transactions (continued)

Of the 2,925,000 stock options granted during the year ended December 31, 2005, 1,241,667 vested immediately; 841,667 vested on February 5, 2006, the first anniversary date; and 841,667 vested on February 5, 2007, the second anniversary date.

No options were exercised and no proceeds were received for either the nine months ended September 30, 2007 or the years ended December 31, 2006 and 2005.

Below is a summary of the stock option activity for the nine months ended September 30, 2007 and the year ended December 31, 2006:

	Number of
	Shares	Weighted
	Subject to	Average
	Options	Exercise Price
		$
Outstanding, December 31, 2005	3,425,000	0.236
Granted, February 8, 2006	1,200,000	0.230
Expired, April 13, 2006	(500,000)	0.300
Granted, June 16, 2006	1,150,000	0.250
Granted, December 28, 2006	250,000	0.270
Outstanding, December 31, 2006	5,525,000	0.233

Granted March 29, 2007	250,000	0.250
Granted July 3, 2007	200,000	0.250
Outstanding, September 30, 2007	5,975,000	0.227

		Weighted
	Nonvested	Average
	Options	Fair Value
Nonvested Options		$
Nonvested options, December 31, 2005	1,683,333	-
Granted, February 8, 2006	1,200,000	0.037
Granted, June 16, 2006	1,150,000	0.027
Granted, December 28, 2006	250,000	0.023
Vested	(1,691,666)	0.011
Nonvested options, December 31, 2006	2,591,667	0.020
Granted March 29, 2007	250,000	0.011
Granted July 2, 2007	200,000	0.010
Vested	(1,808,334)	0.013
Nonvested options September 30, 2007	1,233,333	0.190

18

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

Stock-Based Compensation and Other Equity Transactions (continued)

The following tables summarize information and terms of the options outstanding and exercisable:

Options Outstanding at December 31, 2006				Options Exercisable at December 31, 2006
		Weighted			Weighted
		Average			Average
Range of		Remaining	Weighted		Remaining	Weighted
Exercise	Number	Contractual	Average	Number	Contractual	Average
Prices	of Shares	Life (in years)	Exercise Price	of Shares	Life (in years)	Exercise Price
$ 0.20 – 0.27	5,525,000	3.99	$ 0.234	2,591,667	4.13	$ 0.251

Options Outstanding at September 30, 2007				Options Exercisable at September 30, 2007
		Weighted			Weighted
		Average			Average
Range of		Remaining	Weighted		Remaining	Weighted
Exercise	Number	Contractual	Average	Number	Contractual	Average
Prices	of Shares	Life (in years)	Exercise Price	of Shares	Life (in years)	Exercise Price
$ 0.20 – 0.27	5,975,000	3.40	$ 0.227	4,741,667	3.4	$ 0.232

Common Stock Purchase Warrants

Outstanding total warrants at September 30, 2007 were 9,233,298.  The exercise prices on all warrants range from $0.08 to $0.26 per share. The warrants are exercisable immediately upon issuance and the expiration dates range between one year and five years after the date of issuance.

During the year ended December 31, 2006, the Company issued warrants granting holders the right to purchase 6,653,666 shares of common stock.  (Refer to Note 6.1)  The Company estimated the total fair market value of these warrants to be $119,781 at the date of grant, using the same methods and assumptions employed above in valuing the stock options. The exercise prices on these warrants range from $.08 to $.13 per share. The warrants were exercisable immediately upon issuance and the expiration dates range between one year and two years after issuance.

During the year ended December 31, 2005, the Company issued warrants granting the holders the right to purchase a total of 3,098,290 shares of common stock. (Refer to Notes 6 and 7.2(b)).  The Company estimated the total fair market value of these warrants to be $4,300 at the date of grant, using the same methods and assumptions employed above in valuing the stock options. The exercise prices on these warrants range from $.08 to $.13 per share. The warrants were exercisable immediately upon issuance and the expiration dates range between one year and two years after issuance.

19

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

Common Stock Purchase Warrants (continued)
A summary of the Company’s stock purchase warrants is presented below:

	Number of Warrants	Weighted average exercise price	Weighted average remaining life (years)
		$
Balance, December 31, 2005	3,098,290	0.09	1.30
Issued	6,653,666	0.22	-
Exercised	(457,143)	0.10	-
Expired	(166,667)	-	-
Balance, December 31, 2006	9,128,146	0.18	0.84
Exercised	(2,368,182)	015	-
Expired	(1,676,666)	-	-
Issued	4,150,000	0.23	2.18
Balance, September 30, 2007	9,233,298	0.23	1.62

NOTE 7:	INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes.  As of September 30, 2007, the Company had net operating loss carry forwards of approximately $13,867,181 that may be available to reduce future years’ taxable income.  These carry forwards will begin to expire, if not utilized, commencing in 2009.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company reviews its valuation allowance requirements on an annual basis based on projected future operations.  When circumstances change that causes a change in management’s judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

Income taxes are paid only to the United States government and applicable state governments. The Company’s deferred tax assets consist of the following:

	September 30, 2007	December 31, 2006
Deferred tax assets:
Federal 35%	$4,853,513	$4,664,861
State 7%	970,703	932,972
Total deferred tax asset	5,824,216	5,597,833
Less valuation allowance	(5,824,216)	(5,597,833)
Net deferred tax asset	$-	$-

A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal and state income tax rates to income before income taxes is as follows:

	September 30, 2007	December 31, 2006
Net loss before taxes	$(716,373)	$(1,140,612)
Federal and State Statutory rate	42%	42%
Expected tax recovery	(300,877)	(479,057)
(Decrease) increase in taxes resulting from:
Permanent differences	323	173
Non-deductible stock based compensation	74,046	51,814
Increase in valuation allowance	226,508	427,070
Income tax expense(benefit) from continuing operations	$-	$-
Effective income tax rate	0%	0%

20

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(unaudited)

NOTE 7:	INCOME TAXES (continued)

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

The deferred tax assets result from net operating loss carry-forwards. These losses will reverse either upon their utilization against taxable income or upon their statutory expiration.  Federal net operating loss carry-forwards of $13,867,181 and $13,328,174 remained at September 30, 2007 and December 31, 2006, respectively, and expire as follows:

Expiration	Net Operating Loss
2009	$2,126,000
2010	1,695,000
2011	2,958,000
2012	1,300,000
2017	778,000
2018	573,000
2019	336,000
2020	1,368,000
2021	202,000
2022	179,000
2023	171,545
2024	161,755
2025	462,759
2026	1,017,115
2027	539,007
$13,867,181

NOTE 8:	SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES

	Nine months ended September 30, 2007	Nine months ended September 30, 2006
	$	$
Interest paid	-	-
Income taxes paid	-	-
Common stock issued under the terms of option agreements	15,000	10,000

1.      During the nine months ended September 30, 2007 the Company issued 105,634 shares of common stock at a fair value of $15,000 under the terms of its mineral property option agreements.

2.      During the year ended December 31, 2006 the Company issued 43,478 shares of common stock at a fair value of $10,000 under the terms of its mineral property option agreements.

21

Item 2. Management’s Discussion And Analysis Or Plan Of Operation

Forward-Looking Statements and Associated Risks. Except for statements of historical facts, this report contains forward-looking statements involving risks and uncertainties. You can identify these statements by forward-looking words including “believes,” “considers,” “intends,”  “expects,” “may,” “will,” “should,” “forecast, “ or “anticipates,” or the equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties. Forward-looking statements are not guarantees of our future performance or results, and our actual results could differ materially from those anticipated in these forward-looking statements. We wish to caution readers to consider the important factors, among others, that in some cases have affected, and in the future could affect our actual results and could cause actual consolidated results for future fiscal years to differ materially from those expressed in any forward-looking statements made by us or on our behalf. These factors include without limitation, our ability to obtain capital and other financing in the amounts and at the times needed, identification of suitable exploration properties for acquisition, the successful discovery of gold, silver or other precious metals in quantities economically feasible for profitable production, changes in gold and silver prices, changes in the political climate for gold and silver exploration, and other risk factors listed from time to time in our Securities and Exchange Commission reports, including in particular the factors and discussions under the heading “Risk Factors” in the SB-2/A that was filed with the Securities and Exchange Commission and became effective on September 20, 2006.

Overview of Business

We are a North Carolina corporation formed in 1983. From our inception until mid-1992, we were engaged in the exploration for, and production of, gold and other precious metals and the evaluation of gold properties in North and South Carolina. From 1983 we were engaged in exploration and from early 1985 until May 1992, we were also engaged in the mining and production of gold and silver at our Haile Mine Property near Kershaw, South Carolina. In May 1992, we entered into a joint venture at our Haile Mine Property with AGI. Our operations ceased at the Haile Mine Property in 1994. We did not again become engaged in exploration activities until 2004, when we relocated our principal place of business to Reno, Nevada. Since October 2003, we have been an exploration stage company engaged in the acquisition and exploration of mineral properties. We have now entered into seven option and earn-in agreements on seven different exploration properties in the state of Nevada. Our plan is to conduct exploration for gold and silver at each of these properties to assess whether they possess economic deposits of gold and/or silver, which can be recovered at a profit. We do not intend to build an exploration staff, but rather to joint venture our projects with competent exploration groups who can manage the exploration activities with our funding, although in some cases we may conduct exploration on our own using contractors. We do not know whether a commercially viable ore body will be located on any of our mineral claims or leased properties. Our current plans are strictly limited to research and exploration in the state of Nevada.

Going Concern

The report of our independent auditors in our December 31, 2006 financial statements includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses from operations, an accumulated deficit of $14,713,882 and a working capital deficit of $208,165 at December 31, 2006. Our ability to continue as a going concern will be determined by our ability to raise adequate funds and conduct one or more successful exploration programs. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

22

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a wide variety of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increases, these judgments become even more subjective and complex. We have identified certain accounting policies that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 1 of the Notes to the Financial Statements.

Several of those critical accounting policies are as follows.  Please refer to Note 1, Nature of Business and Significant Accounting Policies, including Note 1b, Basis of Presentation; Note 1d, Use of Estimates; Note 1h, Research and Development Costs and Exploration Projects; and Note 1j, Income Taxes.

Results of Operations

Discussion of Revenues

We have no revenues at this time and have not had any revenues in recent years, because we are an exploration company. We do not anticipate that significant revenues will be achieved until we either:

•	locate one or more economic mineral deposits which could then be put into production, from which we would then be able to extract gold or silver at a profit; or

•	enter into a joint venture arrangement on one or more of our leased properties; or

•	consummate a merger or acquisition with an operating company.

There is no guaranty that our exploration activities will locate viable gold and/or silver reserves, or if an economic mineral deposit were discovered that we would be able to commence commercial production, or that if we do locate viable mineralization that we would be able to secure the funding necessary to proceed with the mining and production of the ore.

23

Expenses for the Nine Month Period ending September 30, 2007 vs. September 30, 2006  and    the Three Month Period ending September 30, 2007 vs. September 30, 2006

Exploration, geological and geophysical costs decreased by $93,728, or (57.1%), to $70,346 for the three months ended September 30, 2007 as compared to $164,074 for the three months ended September 30, 2006.  The principal reason for this decrease was due to a decrease in exploration activity on various properties.

Exploration, geological and geophysical costs decreased by $368,467, or (67.6%), to $176,649 for the nine months ended September 30, 2007 as compared to $545,116 for the nine months ended September 30, 2006.  The principal reason for this decrease was due to decreased exploration activity on various properties.

Management fees increased by $52,489, or 218.7%, to $76,489 for the three months ended September 30, 2007 as compared to $24,000 for the three months ended September 30, 2006.  The principal reason for this increase was due to recording the expense of vested options.

Management fees increased by $161,300, or 166.8%, to $258,000 for the nine months ended September 30, 2007 as compared to $96,700 for the nine months ended September 30, 2006.  The principal reason for this increase was due to recording the expense of vested options.

For the three months ended September 30, 2007, Professional fees decreased $4,821, or (7.61)%, to $58,525 as compared to $63,346 for the three months ended September 30, 2006.  This change for the three month period is due to a decrease in accounting fees of $11,852 and an increase in legal fees of $7,031 related to the sale of stock through private placement and preparation of documents for the sale of units with warrants attached.

For the nine months ended September 30, 2007, Professional fees increased $37,131, or 34.5%, to $172,405 as compared to $135,274 for the nine months ended September 30, 2006.  This increase for the nine month period is due to accounting and legal fees related to the issuance of  2006 year end financial statements and filings that were not accrued.

Depreciation expense increased by $61, or 13.12%, to $526 for the three months ended September 30, 2007 as compared to $465 for the three months ended September 30, 2006.  The principal reason for this increase was the depreciation on additional office equipment

Depreciation expense increased by $491, or 50.9%, to $1,456 for the nine months ended September 30, 2007 as compared to $965 for the nine months ended September 30, 2006.  The principal reason for this increase was the depreciation on additional office equipment.

Liquidity and Financial Condition

Cash and Working Capital

We had an accumulated deficit of ($14,713,882) from our inception in 1983 to December 31, 2006, and an accumulated deficit of ($15,430,253) at September 30, 2007. We have no contingencies or long-term obligations except for our work commitments under our seven (7) option and earn-in agreements on our leased properties. All of these agreements can be terminated by us upon either 30 or 60 days notice.

24

We had a cash balance of $17,222 on December 31, 2006 and a cash balance of $152,432 on September 30, 2007.  For the nine month period ending September 30, 2007, we had net cash inflows of $135,211.

The cash flows used in operations for the nine-month period ended September 30, 2007 were $602,389 compared with $984,291 for the same period in 2006.  Cash flows used in operations for the nine-month period ended September 30, 2007 consisted primarily of a net loss of $716,373 offset by stock based compensation of $176,300, with changes in working capital assets and liabilities consisting of an increase in prepaid expenses of $37,086 and an increase in accounts payable and accrued liabilities of $26,686.

The cash flows used in investing activities for the nine month period ended September 30, 2007 were $69,622 compared to $87,957 for the same period in 2006. Cash flows used in investing activities consisted of lease payments of $68,333 on the Company’s mineral properties.

Net cash flows provided by equity financing activities were $807,222 versus $1,345,998 during the same period in 2006.  During the same period in 2006, the Company used $150,940 of proceeds realized on equity financings to repay convertible notes and related party advances.

   Internal and External Sources of Liquidity

Over the next 12 months period, we plan to fund our operations through issuances of Common Stock or Common Stock with warrants. We could enter into a joint venture arrangement on one or more of our leased properties. In the event our exploration is successful and mining eventually commences on one or more of our leased properties, we could then commence receiving revenues from the sale of gold and/or silver produced on these properties.

Contractual Obligations

We have no commitments for capital expenditures.

We do not engage in hedging transactions and we have no hedged mineral resources.

We were and are committed to making certain exploration work expenditures, lease and option payments, and claims maintenance payments on properties signed at September 30, 2007 over the forthcoming 12 months period.

25

Bullion Mountain Project:
•
Required work expenditure by 9/30/07; $20,000 of which $34,458 has already been expended; In September, 2007, this agreement was amended and the time for completing the remaining work obligation was extended indefinitely.

•	Current claims maintenance: $2,808 has been paid.
•	Annual payment: $10,000 due in November, 2007.

Antelope Ridge:
•	Required work expenditure by 9/30/07: $120,000, of which $144,732 has already been expended; a $100,000 drill program commenced in October 2007.
•	Current claims maintenance: $6,824 has been paid.
•	Annual payments: $15,000 in cash and $15,000 in Common Stock; were made in April, 2007.

Dome HiHo Project:
•	Required work expenditure by 9/30/07: $360,000, of which $384,155 has already been expended; another drill program was conducted in October, 2007 and is expected to have cost an additional $100,000.
•	Current claims maintenance: $6,297 has been paid.
•	Annual payments: $28,333, which have been paid.

Trinity Silver Project:
•	Required work expenditure: $75,000, of which $396,881 has already been expended. The second drill program was completed in October, 2007 and is expected to have cost approximately $215,000.
•	Current claims maintenance: $9,443 has been paid.
•	Annual payments: $0.

Pasco Canyon Gold Project:
•	Required work expenditure by 9/30/07; $50,000, of which $44,802 has already been completed. Further work postponed pending receipt of drill permit from U.S. Forest Service.
•	Current claims maintenance: $3,000 has been paid.
•	Annual payments; $0.

 Dutch Flat Gold Project:
•	Required work expenditure of $200,000 required by July, 2007, of which $194,609 was expended at September 30, 2007 and $46,000 on October 2, 2007.
•	Current claims maintenance; $24,139 has been paid.
•	Annual payments; $0.

 PPM Miranda Gold Project:
•	Required work expenditure for first year; $175,000, of which $60,082 has already been expended.
•	Current claims maintenance: $5,878 has been paid.
•	Annual payments; $0.

All of these property agreements can be terminated on 30 to 60 days advance notice.

26

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements. We do not engage in hedging transactions and we have no hedged resources.

Item 3. Controls And Procedures

(A)	Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports filed or submitted by us under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports filed under the Securities Exchange Act of 1934 is accumulated and communicated to our management, including our principal executive and financial officers, as appropriate, to allow timely decisions regarding required disclosure.

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based upon and as of the date of that evaluation, our principal executive officer and financial officers concluded that there were material weaknesses in our internal controls, including those which relate to the review, approval and reconciliation of accounting data and entries. We are addressing these issues by reviewing and revising our internal accounting policies and procedures.

(B)	Changes in Internal Controls

There were no changes in our internal controls or in other factors that could have significantly affected those controls subsequent to the date of our most recent evaluation.

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

None.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

In February, 2007, 550,000 common shares were issued on exercise of warrants at $0.15 and $0.16 to net proceeds of $83,750.

In May, 2007, 1,250,000 common shares were sold at $0.16 per share with net proceeds of $178,018.

In June, 2007, 625,000 common shares were sold at $0.16 per share with proceeds of $100,000.

27

In July, 2007, 1,875,000 common shares were sold at $0.16 per share with proceeds of $300,000.

In August, 2007, 1,818,182 common shares were issued on exercise of warrants at $0.08 to net proceeds of $145,455. In October, 2007 656,298 common shares were issued on exercise of warrants at $0.08 per share to net proceeds of $52,504.

The issuances of Common Stock was made by us in reliance upon the exemptions from registration provided under Section 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D, promulgated by the SEC under federal securities laws and comparable exemptions for sales to “accredited” investors under state securities laws.  The original sale of the Warrants in the private placement was made to accredited investors as defined in Rule 501(a) under the Securities Act, no general solicitation was made by us or any person acting on our behalf; the securities sold were subject to transfer restrictions, and the certificates for those shares contain an appropriate legend stating that they have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption there from.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Submission Of Matters To A Vote Of Security Holders

None.

Item 5. Other Information

None.

28

Item 6. Exhibits

Exhibit No.	Description	Location

31.1	Certification Pursuant to Section 302	Provided herewith

31.2	Certification Pursuant to Section 302	Provided herewith

32.1	Certification Pursuant to 18 U.S.C. Section 1350	Provided herewith

32.2	Certification Pursuant to 18 U.S.C. Section 1350	Provided herewith

29

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT MINING COMPANY, INC., a North Carolina Corporation
Dated November 13, 2007	/s/ Robert M. Shields, Jr.
By: Robert M. Shields, Jr. Its: Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

30

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended June 30, 2007

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____ to _____.

Commission File No.  333-135376

PIEDMONT MINING COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	56-1378516
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification Number)

18124 Wedge Parkway, Suite 214 Reno, Nevada	89511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 734-9848

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒                No ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.

Yes ☐                No ☒

As of  August 3, 2007 there were  58,469,294 outstanding shares of the issuer’s common stock.

Transitional Small Business Disclosure Format (Check one):
Yes ☐                No ☒

PIEDMONT MINING COMPANY, INC.

FORM 10-QSB INDEX

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007 (unaudited)	2006
CURRENT ASSETS	$	$
Cash and cash equivalents	545	17,222
Prepaid expenses and other	44,578	27,682

Total current assets	45,123	44,904

MINERAL PROPERTIES (Note 3)	252,167	177,167
PROPERTY AND EQUIPMENT (Note 4)	596	1,527

Total Assets	297,886	223,598

CURRENT LIABILITIES
Accounts payable and accrued liabilities	96,813	116,341
Due to related parties (Note 5)	191,495	136,728
Total current liabilities	288,308	253,069

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Capital Stock (Note 6)
Authorized:
25,000,000 Preferred stock $1.00 par value
100,000,000 Common stock no par value
Common stock issued and outstanding:
56,594,294 common (2006 – 54,063,660)	14,588,719	14,189,969
Additional paid-in capital	601,771	494,442
Accumulated deficit	(12,564,287)	(12,564,287)
Deficit accumulated during exploration stage	(2,616,625)	(2,149,595)
Total stockholders’ equity (deficiency)	9,578	(29,471)
Total liabilities and stockholders’ equity (deficiency)	297,886	223,598

The accompanying notes are an integral part of these financial statements.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF LOSS
(unaudited)

	Three months Ended June 30, 2007	Three months Ended June 30, 2006	Six months Ended June 30, 2007	Six months Ended June 30, 2006	For the Period from January 1, 2002 (inception) to June 30, 2007
	$	$	$	$	$

EXPENSES
Exploration, geological and geophysical costs and property research and development	22,834	357,837	106,302	381,042	993,257
Management fees	67,946	43,800	177,311	76,100	465,482
Professional fees	53,648	44,345	113,880	54,038	484,852
General and administrative	27,318	23,436	67,475	42,890	448,468
Depreciation expense	465	250	930	500	144,497

	172,211	469,668	465,898	554,570	2,536,556

LOSS BEFORE OTHER ITEMS	(172,211)	(469,668)	(465,898)	(554,570)	(2,536,556)

INTEREST INCOME	-	3,548	1	3,548	5,912
INTEREST EXPENSE	(394)	(1,721)	(1,133)	(2,492)	(39,391)
LOSS ON OTHER NON-OPERATING ACTIVITIES	-	-	-	-	(46,590)

NET LOSS FOR THE PERIOD	(172,605)	(467,841)	(467,030)	(553,514)	(2,616,625)

BASIC AND DILUTED NET LOSS PER SHARE	(0.00)	(0.01)	(0.01)	(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	55,527,025	51,016,030	54,947,175	51,016,030

The accompanying notes are an integral part of these financial statements.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,		For the Period from January 1, 2002 (inception) to
	2007	2006	June 30, 2007
	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	(467,030)	(553,514)	(2,616,625)
Adjustments to reconcile net loss to net cash from operating activities:
Stock based compensation	129,311	24,700	252,678
Depreciation	930	500	144,498
Gain (loss) on other non-operating activities	-	-	(21,000)
Changes in operating assets and liabilities:
Prepaid expenses and other	(16,896)	15,908	(41,629)
Accounts payable and accrued liabilities	(19,528)	112,634	194,085
Due to related parties	54,767	(121,420)	54,767
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(318,445)	(521,192)	(2,033,226)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares for cash, net of issuance costs	361,768	1,312,070	1,865,766
Convertible notes	-	(27,000)	291,145
Related party advances (repayments)	-	(83,190)	(14,005)
NET CASH FLOWS FROM FINANCING ACTIVITIES	361,768	1,201,880	2,142,906

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(1,290)	(4,290)
Proceeds from non-operating activities	-	-	97,125
Payments made on exploration projects	(60,000)	(35,000)	(202,667)
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(60,000)	(36,290)	(109,832)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(16,677)	644,398	(152)
CASH AND CASH EQUIVALENTS, BEGINNING	17,222	400	697

CASH AND CASH EQUIVALENTS, END	545	644,798	545

SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH INVESTING AND FINANCING ACTIVITIES (Note 9)

The accompanying notes are an integral part of these financial statements.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 1:	NATURE OF OPERATIONS

Piedmont Mining Company, Inc. (the Company) was formed in 1983 under the laws of North Carolina, USA.  However, significant changes to the Company’s business and operations occurred from 1983 to 2002.  The Company is currently in the exploration stage, which is characterized by significant expenditures for the examination and development of exploration properties.  As a result, under Statement of Financial Accounting Standards No. 7 (SFAS) Accounting and Reporting by Development Stage Enterprises, the Company re-established itself as an exploration stage company in 2003 and began reporting under exploration stage guidelines.

The Company has entered into option and earn-in agreements on seven (7) different exploration properties in the state of Nevada and may opt to acquire one or more of the properties that the Company currently leases pursuant to option and earn-in agreements. Management’s plan is to conduct exploration for gold and silver at these properties to assess whether they might possess economic deposits of gold and/or silver which could be recovered at a profit. The Company does not intend to build an exploration staff but rather to work with competent exploration groups who can manage the exploration activities on these properties with the Company’s funding.

The Company’s focus for the foreseeable future will be on exploration of its various existing mineral properties and exploration of new properties.  Since April 2005, The Company has entered into agreements,  directly and under options, for the purpose of exploring for economic deposits of gold and silver in the State of Nevada.  In April 2006 the Company commenced exploration on the Trinity Silver Project in Pershing County, Nevada. (Note 3)

Going Concern
These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business

The Company is in the exploration stage and to date has not yet generated any net revenues or cash flow from its activities. The Company has a history of losses and has a working capital deficit of $243,185 and a deficit of $15,180,912 at June 30, 2007.  This creates an uncertainty as to how the Company will fund its operations and maintain sufficient cash flow to operate as a going concern. These financial statements do not reflect any adjustments to the carrying values of assets that might result from the outcome of this uncertainty.

The Company intends to fund its ongoing operations by way of private placements of its securities as may be required.  Since 2002, private placements of stock with warrants and the exercise of some of those warrants have resulted in total cash proceeds of $1,880,766 through June 30, 2007.  (Refer to Note 9.)

Management believes these efforts will contribute toward funding the Company’s activities until appropriate levels of funding can be arranged and/or revenue can be earned from the properties either through production or sale.  The Company’s ability to meet its cash requirements in the next year is dependent upon its continuing to obtain financing and satisfying certain obligations, such as compensating its officers and consultants either through monetary means or the granting of stock options.  If this is not achieved, there is substantial doubt the Company may be able to continue as a going concern. (Refer to Note 9)

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 1:	NATURE OF OPERATIONS (continued)

Unaudited Interim Financial Statements
The accompanying unaudited interim consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statement disclosure. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2006, included in the Company’s form 10-KSB filed with the Securities and Exchange Commission. The unaudited interim consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of  Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principals generally accepted in the United States of America.

Basis of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, NetColony, LLC and Piedmont Gold Company, Inc.   Neither subsidiary has material operations, tangible assets or liabilities.  All significant intercompany accounts and transactions, if any, have been eliminated in consolidation.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Comparative figures
Certain comparative figures have been reclassified in order to conform to the current year’s financial statement presentation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.  Significant areas requiring management’s estimates and assumptions are determining the fair value of shares of common stock, convertible debentures and financial instruments. Other areas requiring estimates include deferred tax balances, valuation allowances, allocations of expenditures to mineral property interests and asset impairment tests.

Mineral Property Costs
The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Property Costs (continued)
Pursuant to Emerging Issues Task Force (EITF) 04-02, mineral rights are capitalized at cost. This includes lease payments under exploration agreements.  The projects are assessed for write-off when facts and circumstances indicate their carrying values exceed the recoverable values, such as failure to discover mineable ore.  If a mineable ore body is found, these costs will be amortized when production begins using a units-of-production method.  These costs are recorded to exploration projects on the consolidated balance sheets.  Other exploration, geological costs and research and development costs are expensed as incurred.

Mineral property acquisition costs are capitalized when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.  Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.  In the event that mineral property acquisition costs are paid or settled with Company shares, those shares are valued at market at the time the shares are issued.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property to production are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.  Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, all of the Company’s exploration costs have been expensed.

To date the Company has not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations
The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets.  The adoption of this standard has had no effect on the Company's financial position or results of operations.  To December 31, 2006 any potential costs relating to the ultimate disposition of the Company's mineral property interests are not determinable.

Impairment of Long-Lived Assets
The Company reviews property and equipment and certain identifiable intangibles, excluding goodwill, for impairment in accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate.  If property, plant, and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds fair market value.  For the six months ended June 30, 2007 and the fiscal year ended December 31, 2006, the Company had no material impairment of its long-lived assets.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments
The fair values of cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The fair value of the Company’s net smelter royalty obligations (refer to Note 3) is not determinable at the current stage of the Company’s exploration program.  Accordingly, no value has been assigned by management.   The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

Loss per Common Share
Basic loss per share (“LPS”) includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted earnings per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company.  The common shares potentially issuable upon exercise of stock options and warrants were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

Net loss used in determining basic LPS for the  six months ended June 30, 2007 and 2006 was ($467,030) and ($553,514), respectively. The weighted average number of shares of common stock used in determining basic LPS for the six months ended June 30, 2007 and 2006 was 54,978,252 and 51,016,030, respectively.

Foreign Currency Translation
The financial statements are presented in United States dollars.  In accordance with SFAS No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Income Taxes
The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  As at June 30, 2007, the Company had net operating loss carry forwards; however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the potential deferred tax assets resulting from these losses carry forwards.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation
On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method.  The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation.  The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R.  The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company’s fiscal year 2006.  Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25.  The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense.  Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

Property and Equipment
Property and equipment is comprised of computer equipment that is recorded at cost and amortized over 3 years on a straight-line basis.

Recent Accounting Pronouncements
In December 2006, the FASB issued FSP EITF 00-19-02, Accounting for Registration Payment Arrangements (“FSP 00-19-2”) which addresses accounting for registration payment arrangements.  FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies.  FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years.  The Company has determined the adoption of FSP 00-19-2 will not have a significant impact upon its financial position, results of operations or cash flows.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

NOTE 3:	MINERAL PROPERTIES

The Company entered into various property agreements during the years ended December 31, 2006 and 2005. These include the following:

A.	Antelope Ridge Project
Under the terms of a Mining Lease with Option to Purchase dated April 26th, 2005 (the “Agreement”), the Company has entered into a Mining Lease with Option to Purchase on 50 claims in the Fish Creek Mining District, Eureka County, Nevada (the “Antelope Ridge Project”) for 10 years pursuant to the following terms:
1.	Lease and option payments required:
(a)         initial consideration of $4,000 plus federal and county filing fees of $2,406 as well as payments to each of the two property owners of $3,000 cash and 50,000 shares of common stock; and a further payment to one of the owners, of $2,000 for additional claims location costs were made;
(b)         on April 26, 2006, payments to each of the owners of $5,000 cash and shares of common stock having a value of $5,000 were made;
(c)         on April 26, 2007, payments to each of the owners of $7,500 cash and shares of common stock having a value of $7,500 were made; and
(d)         on April 26, 2008 and each subsequent anniversary of the effective date, payments to each of  the Owners of $10,000 cash and shares of common stock having a value of $10,000 as required.
2.	The Company must expend the following sums on exploration and maintenance of the property during the first three years of the Agreement:
(a)         Year one - $20,000; (b) Year two - $100,000; and (c) Year three - $100,000.
3.
The Company has the right to purchase the property for the sum of $1,000,000. All payments made to the owners pursuant to clause 1. above shall be applied to the purchase price.  The purchase option must be exercised prior to the commencement of production from the property.

4.	The property is subject to a 3% net smelter returns royalty (“NSR”) on production.
5.	The Company may purchase (a) one-third of the reserved royalty (i.e. 1% NSR) for $1,000,000; and (b) a second one-third of the reserved royalty (i.e. 1% NSR) for an additional $4,000,000.
6.	The Company may terminate this Agreement at any time on 60 days notice.

As at June 30, 2007, the Company has made lease payments and option payments totaling $68,500 and has expensed $67,615 in exploration costs with respect to the Antelope Ridge Project. As at June 30, 2007, the option agreement is in good standing however, although the Company has completed all of the prescribed option payments and has met the first year expenditure requirements, both parties to the agreement have agreed to extend the year two expenditure requirements in order to provide the Company the opportunity to complete the first drill program.  The completion of the first drill program is anticipated to occur in the fall of 2007.  Management currently estimates that the cost of this drill program will be approximately $100,000 and expects to fund it with proceeds from the sale of common stock and warrants.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

B.	Bullion Mountain Project
Effective November 11, 2005, the Company entered into a ten year Mining Lease with Option to Purchase on 17 claims in Lander County, Nevada (the ‘Bullion Mountain Project’) pursuant to the following terms:
1.	Lease payments required:
a)	On signing:	$5,000 plus $2,274 for claims fees reimbursement have been paid
b)	First anniversary:	$5,000 was paid
c)	Second anniversary:	$10,000
d)	Third anniversary and each anniversary thereafter: $15,000
2.          The Company must expend the following additional amounts in exploration and maintenance of the property during the first two years of the Agreement:
a)	By November 2006:	$20,000
b)	By November 2007:	$50,000
3.          The Company has the option to purchase this property at any time for $500,000, which must be exercised before production can commence. All lease, work requirement and property maintenance payments made up to this point would be deducted from the purchase price.
4.          Upon exercise of the purchase option, the Company would be required to pay a 3% net smelter returns royalty on production from the property.
5.          The Company has the right to terminate this agreement at any time by giving 60 days prior written notice.

As at June 30, 2007, the Company has made lease payments totaling $10,000 and has incurred $21,650 in exploration costs.

C.	Dome-Hi-Ho Project
Effective on April 26, 2005, the Company entered into a five year Exploration and Option to Enter Into a Joint Venture Agreement on 44 claims in Lander County, Nevada (the ‘Dome HiHo Project’), pursuant to the following terms:
1.	Lease and option payments:
a)	On signing Letter of Intent April 2005:	$10,000 was paid in cash
b)	On signing the Agreement August 2005:	$21,000 was paid in cash, and
$16,000 in 200,000 shares of common stock
c)	Lease payment August 2005:	$5,000 was paid in cash
d)	Lease payment March 16, 2006:	$10,000 was paid in cash
e)	Lease payment July 2006:	$6,667 was paid in cash
f)           Lease payment March 2007 and each year thereafter:  $10,000 in cash until the Company has either earned a 51% interest in the project or terminated the Agreement.
The agreement was subsequently amended on April 3, 2006. The Company must elect by April 26, 2011 to exercise the underlying option on 20 of the claims by paying $200,000.
2.	Required expenditures for exploration and property maintenance:
a)	First lease year:	$180,000
b)	Second lease year:	$180,000
c)	Third lease year:	$400,000
d)	Fourth lease year:	$500,000
e)	Fifth lease year:	$540,000
3.         Upon completing the above work requirements, the Company will have earned a 51% interest in the property and the project, at which point a joint venture will be formed with the Company as the operator.
4.         The underlying purchase option on 20 of the claims was renegotiated in 2006.  Accordingly, payments now required on the underlying purchase option are as follows:
a)	On signing the option amendment in April 2006:	$10,000
b)	On first anniversary of amendment in April 2007:	$10,000

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

Dome-Hi-Ho Project (continued)

c)	On second anniversary of amendment in April 2008:	$20,000
d)	Option exercise price by April 2009:	$200,000, less above payments.
5.         In addition, the Company is obligated to pay the underlying claims maintenance and property holding costsas well as annual rental payments under a pre-existing lease agreement with a third party. The term of this lease is twenty years, beginning July 21, 2003. The Company will therefore be required to pay the following lease amounts:
a)	2007	$8,333 (paid)
b)	After the 2007 anniversary date, the annual rental amount will be increased based on the Consumer Price Index.
6.         The Company would be required to pay royalties based on a graduated scale, ranging from 3.0% to 4.0% should production occur on the property.

As at June 30, 2007, the Company has made lease and option payments totaling $93,667 and has incurred approximately $275,315 in exploration costs with respect to the Dome-Hi-Ho Project.  Both parties to the agreement have extended the deadline for the second year expenditure requirement until the second drill program can be completed which is now expected to occur in the fall of 2007. Management currently estimates that the cost of this drill program will be approximately $50,000 and expects to fund it with proceeds from the sale of common stock and warrants.

D.	Trinity Silver Project
Effective on September 15, 2005, the Company entered into an Exploration and Development Agreement on the Trinity Silver Project (‘TSP’) in Pershing County, Nevada.  The TSP consists of 40 claims, 1,280 acres of fee land and 2,560 acres of sub-leased fee land. Pursuant to the terms of the Agreement:

1.	Lease and option payments required:
a)	On signing:	$10,000 was paid.
2.	Required expenditures for exploration and property maintenance:
a)	In year 1:	$75,000 (completed).
b)	In year 2:	$125,000 (completed).
c)	Prior to September 15, 2008: a total of $1,000,000 in order to earn an initial 25% interest in the TSP.
d)	Prior to September 15, 2010: an additional $1,000,000, in order to earn an additional 26% interest (51% in total) in the TSP.
e)	Prior to September 15, 2013: an additional $2,000,000 in order to earn an additional 9% interest (for a total of 60%) in the TSP.
3.         Upon achieving its 51% or its 60% interest, the Company may then elect to form a joint venture, and the Company would be the operator of the joint venture.
4.         The Company may terminate this agreement at any time upon 30 days written notice.

As at June 30, 2007, the Company has made lease payments totaling $10,000 and has incurred $375,394 in exploration and property maintenance costs with respect to the Trinity Silver Project.

E.	Pasco Canyon Project
On February 14, 2006, the Company entered into a five year Option Agreement (the ‘Agreement’) on 24 claims in Nye County, Nevada (the ‘Pasco Canyon Project’), pursuant to the following terms:

1.	Option payment required: On signing: $10,000 (paid)

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

E.	Pasco Canyon Project (continued)
2.         The Company is required to expend the following sums on exploration and maintenance of the property during the term of the Agreement:
Year 1	$ 50,000
Year 2	$100,000
Year 3	$200,000
Year 4	$200,000
Year 5	$450,000

3.         Upon completion of the required expenditures, the Company will have acquired a 60% undivided interest in the property. At that point, a formal joint venture agreement will be entered into by the Company with the Company being the operator of the joint venture.
4.          The Company has the right to terminate this agreement at any time, subsequent to the first year’s expenditure requirement of $50,000, by giving 30 days prior written notice.

As at June 30, 2007, the Company has made lease payments totaling $10,000 and has incurred $30,837 in exploration costs with respect to the Pasco Canyon Project. As of June 30, 2007 the Company has not completed all of the prescribed exploration expenditures because a drilling permit has not yet been received.   However, both parties to the agreement have agreed to extend the first year expenditure requirements until the required drilling permit from the United States Forest Services is received and a drill rig can be obtained.

F.	Dutch Flat Gold Project
On July 2, 2006, the Company entered into a five year Exploration Agreement with Option to Form Joint Venture (the ‘Agreement’), on 114 claims in Humboldt County, Nevada (the Dutch Flat Project) pursuant to the following terms:
1.	Payment upon signing: $35,000
2.         The Company shall expend the following sums on exploration and maintenance of the property during the first 5 years of the Agreement:
Year 1	$200,000
Year 2	$300,000
Year 3	$500,000
Year 4	$500,000
Year 5	$500,000

3.         Upon completion of the $2,000,000 in exploration expenditures over the 5-year period, the Company shall have earned a 51% interest in the property and can then elect to either 1) form a joint venture at that point whereby the Company would own 51%, or 2) earn an additional 19% interest in property by funding a positive feasibility study and then form a joint venture.  The Company would be the operator of the joint venture.

4.         Six of these claims are subject to a 1.5% net smelter returns royalty.  Another company, in which one of the Company’s Directors has an interest, holds a 1% net smelter returns royalty on another sixteen of these claims.

5.         The Company may terminate this Agreement at any time after the first year on 30 days notice.

As at June 30, 2007, the Company has made lease payments totaling $35,000 and has incurred $124,609 in exploration costs and had made an additional $35,000 payment towards the forthcoming drilling program with respect to the Dutch Flat Gold Project which has been included in prepaid expenses.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

G.	PPM Gold Project
In April, 2007, the Company signed an “Exploration Agreement with Option to Form Joint Venture” (the “Exploration Agreement”) with Miranda US, Inc., a wholly-owned subsidiary of Miranda Gold Corp. (“Miranda”), a British Columbia, Canada corporation listed on the TSX Venture Exchange.

Under the terms of the Exploration Agreement, Piedmont has an option to earn a 55% interest in 44 mining claims, located in Humboldt County, Nevada by incurring $1,750,000 in exploration activities during a five year period as follows:

(i)	paying $25,000 to Miranda within 30 days of the effective date of the Exploration Agreement (paid);
(ii)	incurring at least $175,000 in exploration work during the first year of the Exploration Agreement;
(iii)	incurring an additional $200,000 in exploration work during the second year;
(iv)	incurring an additional $300,000 in exploration work during the third year;
(v)	incurring an additional $425,000 in exploration work during the fourth year; and
(vi)	incurring an additional $650,000 in exploration work during the fifth year.

Upon completing the total $1,750,000 work expenditure requirement, the Company will have earned a 55% interest in the property and the project.  At that point, the Company will enter into a joint venture with Miranda, with the Company being the operator.  After the first year of the agreement, the Company may terminate the agreement at any time on 30 days written notice. The Company must pay all claims maintenance fees, which will be creditable against the work commitment expenditure requirement.

As at June 30, 2007, the Company has made the initial payment of $25,000 and has incurred $13,800 in exploration costs with respect to the PPM Gold Project

A summary of capitalized expenditures, per property, is as follows:

	Balance as at December 31, 2006	Option Payments	Balance as at June 30, 2007
	$	$	$
Antelope Ridge	38,500	30,000	68,500
Bullion Mountain	10,000	-	10,000
Dome Hi-Ho	73,667	20,000	93,667
Dutch Flat	35,000	-	35,000
Pasco Canyon	10,000	-	10,000
Trinity Silver	10,000	-	10,000
PPM Gold	-	25,000	25,000
	177,167	75,000	252,167

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 4:	PROPERTY AND EQUIPMENT

	June 30, 2007	December 31, 2006

Computer Equipment	$4,290	$4,290
Less: accumulated depreciation	(3,693)	(2,763)
	$597	$1,527

NOTE 5:	DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

The Board of Directors has authorized a monthly management fee of $8,000 to the Company’s President and CEO, which was increased to $10,000 per month, effective August 1, 2007. The unpaid portion of the monthly management fees at March 31, 2007 and June 30, 2007 and December 31, 2006 was $143,000, $159,500 and $119,000, respectively.  Unpaid administrative expenses incurred by the President and CEO at March 31, 2007 and June 30, 2007 and December 31, 2006 were $4,794, $3,086 and $1,852, respectively. The Company reimburses the President for office rent, which totaled $3,600 for the three months ended March 31, 2007 and June 30, 2007, and $14,000 for the year ended December 31, 2006.

The unpaid portion of exploration costs incurred by the Company’s Vice-President at March 31, 2007 and June 30, 2007 and December 31, 2006 were $32,305, $28,909 and $14,376, respectively.

The directors receive a fee of $200 per meeting for participating in Board meetings and Compensation and Audit Committee meetings. The Chairman of the Board of Directors receives $300 per meeting.  The unpaid portion of these fees was $1,500 at March 31, 2007 and December 31, 2006, and was paid as of June 30, 2007.

From time to time, the Company’s officers and directors advance monies to the Company. These loans bear interest at 5% annually. These loans are unsecured and have no fixed repayment terms. The unpaid balances related to these advances at March 31, 2007 and December 31, 2006  were $9,000 and $nil, respectively. All advances had been repaid at June 30, 2007

The Company granted stock options to certain directors and officers during the three months ended March 31, 2007 for 250,000 shares, with a fair value of $27,500 and 2,600,000 stock options during 2006 with a fair value of $349,900. . No stock options were granted for the three months ended June 30, 2007.

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.  (Other related party transactions are disclosed in Note 6.)

NOTE 6:	CAPITAL STOCK

Share Capital
The Company’s capitalization at December 31, 2006 and June 30, 2007 was 25,000,000 authorized preferred shares with a par value of $1.00 per share and 100,000,000 common shares with no par value.

The holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders.  Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

The Company did not declare or pay any cash dividends during the past two years.  The Company has no present plan for the payment of any dividends.

Common share transactions

1.	During the six months ended June 30, 2007 the Company:

(a)
Issued 425,000 common shares upon the exercise of warrants at an exercise price of $0.15 and 125,000 common shares upon the exercise of warrants at an exercise price of $0.16 per share for net proceeds of  $83,750; and

(b)
issued 1,875,000 units consisting of one common share at $0.16 and one half common share purchase warrant at $0.20 per unit for proceeds of $278,018, net of commissions of $21,982. The 937,500 common stock purchase warrants issued entitle the owner to purchase a common share of the Company at a price of $0.20 per share for a period of two years.

(c)	issued 105,634 shares of common stock at a fair value of $15,000 under the terms of its mineral property option agreements.

2.	During the year ended December 31, 2006 the Company:

(a)
issued 357,143 common shares upon the exercise of warrants at an exercise price of $0.095 and 100,000 common shares upon the exercise of warrants at an exercise price of $0.13 per share   for net proceeds of $46,928;

(b)
issued 2,226,665 units consisting of one common share and one common share purchase warrant to accredited investors.  The common stock purchase warrants entitle the owners to purchase an equal number of shares at an exercise price range of $0.15 to $0.20 within one year. The units were subscribed to at a range of $0.12 to $0.15 per unit, for net proceeds of $289,750;

(c)
issued 7,378,333 units consisting of one common share and one half common share purchase warrant at $0.15 per unit for proceeds of $1,022,310, net of  commissions of $88,540 and legal fees of $17,736. The 3,689,167 common stock purchase warrants issued entitle the owner to purchase a common share of the Company at a price of $0.26 per share for a period of two years. In lieu of an additional cash fee for this private placement, the Company issued a total of 737,834 broker warrants with the same terms; and

(d)	issued 43,478 shares of common stock at a fair value of $10,000 under the terms of its mineral property option agreements.

Stock-Based Compensation and Other Equity Transactions
The Company does not have a stock-based compensation plan in place.  The Company’s compensation committee makes recommendations to the Board of Directors for the granting of awards of stock options to its officers and directors on a case-by-case basis.

For options issued to service providers, the Company follows SFAS No. 123, Accounting for Stock-Based Compensation, which requires recording the options at the fair value of the service provided.

At the time of issuance, the exercise price of all options was in excess of the market price of the stock, and therefore the options had no intrinsic value.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

Stock-Based Compensation and Other Equity Transactions (continued)
The fair value of options issued during the six months ended June 30, 2007 and the year ended December 31, 2006 was determined using the Black-Scholes option pricing model with the following assumptions:

	Six months ended June 30, 2007	Year ended December 31, 2006
Risk-free interest rates	3.76% to 5.02%	3.76% to 5.02%
Volatility factor	100%	100%
Contractual life of options, in years	3 to 5	3 to 5
Service period in years	1 to 3	1 to 3
Weighted average calculated value of options granted	$0.023	$0.030

No stock options were granted during the three months ended June 30, 2007.

Of the 250,000 stock options granted during the three months ended March 31, 2007 and the 2,600,000 stock options granted during the year ended December 31, 2006, 850,000 vested in 2006; 983,333 vest in 2007; and the remainder vest in 2008 and 2009. The terms of these awards are three to five years. The fair value of these options was $81,200 at the 2006 grant date. Total compensation expense for the year ended December 31, 2006 equaled $123,367, which corresponds to the vesting schedule. As of June 30, 2007, the total compensation expense related to non-vested awards to be recognized in future periods is $116,463. This expense will be recognized ratably as the stock options vest on the anniversary dates of the grants during 2007, 2008 and 2009.

Of the 2,925,000 stock options granted during the year ended December 31, 2005, 1,241,667 vested immediately; 841,667 vested on February 5, 2006, the first anniversary date; and 841,667 vested on February 5, 2007, the second anniversary date.

No options were exercised and no proceeds were received for either the six months ended June 30, 2007 or the years ended December 31, 2006 and 2005.

In accordance with APB 25, the Company did not record stock based compensation to its employees and directors for the years ended December 31, 2005 and 2004. Had compensation cost been recorded based on the fair value at grant date, the effect on net loss would have been immaterial.

Below is a summary of the stock option activity for the period ended June 30, 2007 and the years ended December 31, 2006 and 2005:

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

Stock-Based Compensation and Other Equity Transactions (continued)

	Number of
	Shares	Weighted
	Subject to	Average
	Options	Exercise Price
		$
Outstanding, December 31, 2005	3,425,000	0.236
Granted, February 8, 2006	1,200,000	0.230
Expired, April 13, 2006	(500,000)	0.300
Granted, June 16, 2006	1,150,000	0.250
Granted, December 28, 2006	250,000	0.270
Outstanding, December 31, 2006	5,525,000	0.233
Granted March 29, 2007	250,000	0.250
Outstanding, June 30, 2007	5,775,000	0.234

		Weighted
	Nonvested	Average
	Options	Fair Value
Nonvested Options		$
Nonvested options, December 31, 2005	1,683,333	-
Granted, February 8, 2006	1,200,000	0.037
Granted, June 16, 2006	1,150,000	0.027
Granted, December 28, 2006	250,000	0.023
Vested	(1,691,666)	0.011
Nonvested options, December 31, 2006	2,591,667	0.020
Granted March 29, 2007	250,000	0.011
Vested	(1,741,667)	-
Nonvested options June 30, 2007	1,100,000	0.013

The following tables summarize information and terms of the options outstanding and exercisable:

Options Outstanding at December 31, 2006				Options Exercisable at December 31, 2006
		Weighted			Weighted
		Average			Average
		Remaining			Remaining
Range of		Contractual	Weighted		Contractual	Weighted
Exercise	Number	Life	Average	Number	Life	Average
Prices	of Shares	(in years)	Exercise Price	of Shares	(in years)	Exercise Price
$ 0.20 – 0.27	5,525,000	3.99	$ 0.234	2,591,667	4.13	$ 0.251

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

Stock-Based Compensation and Other Equity Transactions (continued)

Options Outstanding at June 30, 2007				Options Exercisable at June 30, 2007
		Weighted			Weighted
		Average			Average
		Remaining	Weighted		Remaining	Weighted
Range of		Contractual	Average		Contractual	Average
Exercise	Number	Life	Exercise	Number	Life	Exercise
Prices	of Shares	(in years)	Price	of Shares	(in years)	Price
$ 0.20 – 0.27	5,775,000	3.68	$ 0.234	4,675,000	3.62	$ 0.232

Common stock purchase warrants
Outstanding total warrants at June 30, 2007 were 7,838,980.  The exercise prices on all warrants range from $0.08 to $0.26 per share. The warrants are exercisable immediately upon issuance and the expiration dates range between one year and two years after the date of issuance.

During the year ended December 31, 2006, the Company issued warrants granting holders the right to purchase 6,653,666 shares of common stock.  (Refer to Note 6.1)  The Company estimated the total fair market value of these warrants to be $119,781 at the date of grant, using the same methods and assumptions employed above in valuing the stock options. The exercise prices on these warrants range from $.08 to $.13 per share. The warrants were exercisable immediately upon issuance and the expiration dates range between one year and two years after issuance.

During the year ended December 31, 2005, the Company issued warrants granting the holders the right to purchase a total of 3,098,290 shares of common stock. (Refer to Notes 6 and 7.2(b)).  The Company estimated the total fair market value of these warrants to be $4,300 at the date of grant, using the same methods and assumptions employed above in valuing the stock options. The exercise prices on these warrants range from $.08 to $.13 per share. The warrants were exercisable immediately upon issuance and the expiration dates range between one year and two years after issuance.

A summary of the Company’s stock purchase warrants is presented below:

	Number of Warrants	Weighted average exercise price	Weighted average remaining life (years)
		$
Balance, December 31, 2005	3,098,290	0.09	1.30
Issued	6,653,666	0.22	-
Exercised	(457,143)	0.10	-
Expired	(166,667)	-	-
Balance, December 31, 2006	9,128,146	0.18	0.84
Exercised	(550,000)	015	-
Expired	(1,676,666)	-	-
Issued	937,500	0.20	-
Balance, June 30, 2007	7,838,980	0.19	1.26

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 7:	INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes.  As of June 30, 2007, the Company had net operating loss carry forwards of approximately $13,665,425 that may be available to reduce future years’ taxable income.  These carry forwards will begin to expire, if not utilized, commencing in 2009.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company reviews its valuation allowance requirements on an annual basis based on projected future operations.  When circumstances change that causes a change in management’s judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

Income taxes are paid only to the United States government and applicable state governments. The Company’s federal and state income tax expense (benefit) consists of the following:

	June 30, 2007	December 31, 2006

Deferred:
Federal 35%	$4,782,899	$4,664,861
State 7%	956,580	932,972
Total deferred	5,739,479	5,597,833
Less valuation allowance	(5,739,479)	(5,597,833)
Net deferred tax asset	$-	$-

A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal and state income tax rates to income before income taxes is as follows:

	June 30, 2007	December 31, 2006

Net loss before taxes	$(467,030)	$(1,140,612)
Federal and State Statutory rate	42%	42%
Expected tax recovery	(196,153)	(479,057)
(Decrease) increase in taxes resulting from:
Temporary differences	72	173
Non-deductible stock based compensation	54,311	51,814
Increase in valuation allowance	141,770	427,070
Income tax expense(benefit) from continuing operations	$-	$-
Effective income tax rate	0%	0%

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 7:	INCOME TAXES (continued)

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

The deferred tax assets result from net operating loss carry-forwards. These losses will reverse either upon their utilization against taxable income or upon their statutory expiration.  Federal net operating loss carry-forwards of $13,665,425 and $13,328,174 remained at June 30, 2007 and December 31, 2006, respectively, and expire as follows:

Expiration	Net Operating Loss
2009	$2,126,000
2010	1,695,000
2011	2,958,000
2012	1,300,000
2017	778,000
2018	573,000
2019	336,000
2020	1,368,000
2021	202,000
2022	179,000
2023	171,545
2024	161,755
2025	462,759
2026	1,017,115
2027	337,251
$13,665,425

NOTE 8:	SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES

	Six months ended June 30, 2007	Six months ended June 30, 2006
	$	$
Interest paid	-	-
Income taxes paid	-	-
Common stock issued under the terms of option agreements	15,000	10,000

1.      During the six months ended June 30, 2007 the Company issued 105,634 shares of common stock at a fair value of $15,000 under the terms of its mineral property option agreements.
2.      During the year ended December 31, 2006 the Company issued 43,478 shares of common stock at a fair value of $10,000 under the terms of its mineral property option agreements.

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 9:	SUBSEQUENT EVENTS

In July, the Company received $300,000 from the sale of 1,875,000 units at $0.16 per unit.  Each unit was comprised of one share of the Company’s Common Stock and one two year warrant exercisable at $0.20 per share.  These warrants are callable when the bid price of the Common Stock exceeds $0.40 pr share for 15 consecutive trading days.  The Company issued options and warrants as compensation for obtaining this financing, all of which were issued to non-related parties, unless otherwise noted, as follows:

(a)	Three year warrants to acquire 550,000 shares of common stock at an exercise price of $0.25 per share;
(b)	Three year warrants to acquire 500,000 shares of common stock at an exercise price of $0.40 per share;
(c)	A five year warrant to acquire 187,500 shares of common stock at an exercise price of $0.16 per share was issued to a broker for arranging some of the private placement; and
(d)	A Director was awarded a three year option to purchase 100,000 shares of common stock at an exercise price of $0.25 per share.

On July 3, 2007, one Director and officer of the Company was issued a three year option to acquire 100,000 shares of the Company’s Common Stock with an exercise price of $0.25 for ongoing management services.

The fair value of these options will be expensed ratably as the stock options vest on the anniversary dates of the grants during 2008, 2009 and 2010.

Item 2. Management’s Discussion And Analysis Or Plan Of Operation

Forward-Looking Statements and Associated Risks. Except for statements of historical facts, this report contains forward-looking statements involving risks and uncertainties. You can identify these statements by forward-looking words including “believes,” “considers,” “intends,”  “expects,” “may,” “will,” “should,” “forecast, “ or “anticipates,” or the equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties. Forward-looking statements are not guarantees of our future performance or results, and our actual results could differ materially from those anticipated in these forward-looking statements. We wish to caution readers to consider the important factors, among others, that in some cases have affected, and in the future could affect our actual results and could cause actual consolidated results for future fiscal years to differ materially from those expressed in any forward-looking statements made by us or on our behalf. These factors include without limitation, our ability to obtain capital and other financing in the amounts and at the times needed, identification of suitable exploration properties for acquisition, the successful discovery of gold, silver or other precious metals in quantities economically feasible for profitable production, changes in gold and silver prices, changes in the political climate for gold and silver exploration, and other risk factors listed from time to time in our Securities and Exchange Commission reports, including in particular the factors and discussions under the heading “Risk Factors” in the SB-2/A that was filed with the Securities and Exchange Commission and became effective on September 20, 2006.

Overview of Business

We are a North Carolina corporation formed in 1983. From our inception until mid-1992, we were engaged in the exploration for, and production of, gold and other precious metals and the evaluation of gold properties in North and South Carolina. From 1983 we were engaged in exploration and from early 1985 until May 1992, we were also engaged in the mining and production of gold and silver at our Haile Mine Property near Kershaw, South Carolina. In May 1992, we entered into a joint venture at our Haile Mine Property with AGI. Our operations ceased at the Haile Mine Property in 1994 and litigation commenced between us and AGI in 1995. This litigation was settled in March 1999. We did not again become engaged in exploration activities until 2004, when we relocated our principal place of business to Reno, Nevada. Since October 2003, we have been an exploration stage company engaged in the acquisition and exploration of mineral properties. We have now entered into seven option and earn-in agreements on seven different exploration properties in the state of Nevada. Our plan is to conduct exploration for gold and silver at each of these properties to assess whether they possess economic deposits of gold and/or silver, which can be recovered at a profit. We do not intend to build an exploration staff, but rather to joint venture our projects with competent exploration groups who can manage the exploration activities with our funding, although in some cases we may conduct exploration on our own using contractors. We do not know whether a commercially viable ore body will be located on any of our mineral claims or leased properties. Our current plans are strictly limited to research and exploration in the state of Nevada.

Going Concern

The report of our independent auditors in our December 31, 2006 financial statements includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses from operations, an accumulated deficit of $14,713,882 and a working capital deficit of $208,165 at December 31, 2006. Our ability to continue as a going concern will be determined by our ability to raise adequate funds and conduct one or more successful exploration programs. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a wide variety of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increases, these judgments become even more subjective and complex. We have identified certain accounting policies that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 1 of the Notes to the Financial Statements.

Several of those critical accounting policies are as follows.  Please refer to Note 1, Nature of Business and Significant Accounting Policies, including Note 1b, Basis of Presentation; Note 1d, Use of Estimates; Note 1h, Research and Development Costs and Exploration Projects; and Note 1j, Income Taxes.

Results of Operations

Discussion of Revenues

We have no revenues at this time and have not had any revenues in recent years, because we are an exploration company. We do not anticipate that significant revenues will be achieved until we either:

•	locate one or more economic mineral deposits which could then be put into production, from which we would then be able to extract gold or silver at a profit; or

•	enter into a joint venture arrangement on one or more of our leased properties; or

•	consummate a merger or acquisition with an operating company.

There is no guaranty that our exploration activities will locate viable gold and/or silver reserves, or if an economic mineral deposit were discovered that we would be able to commence commercial production, or that if we do locate viable mineralization that we would be able to secure the funding necessary to proceed with the mining and production of the ore.

Expenses for the Six Month Period ending June 30, 2007 vs. June 30, 2006 and the Three Month Period ending June 30, 2007 v.s June 30, 2006

Exploration, geological and geophysical costs decreased by $335,003, or (93.6%), to $22,834 for the three months ended June 30, 2007 as compared to $357,837 for the three months ended June 30, 2006.  The principal reason for this decrease was due to a decrease in exploration activity on various properties.

Exploration, geological and geophysical costs decreased by $274,740, or 72.1%, to $106,302 for the six months ended June 30, 2007 as compared to $381,042 for the six months ended June 30, 2006.  The principal reason for this decrease was due to decreased exploration activity on various properties.

Management fees increased by $24,146, or 35.5%, to $67,946 for the three months ended June 30, 2007 as compared to $43,800 for the three months ended June 30, 2006.  The principal reason for this increase was due to recording the expense of vested options.

Management fees increased by $101,211, or 1337%, to $177,311 for the six months ended June 30, 2007 as compared to $76,100 for the six months ended June 30, 2006.  The principal reason for this increase was due to recording the expense of vested options.

For the three months ended June 30, 2007, Professional fees increased $9,303, or 21.0%, to $53,648 as compared to $44,345 for the three months ended June 30, 2006.  This change for the three month period is due to a decrease in accounting fees of $15,865 and an increase in legal fees of $25,168 related to the sale of stock through private placement and preparation of documents for the sale of units with warrants attached.

For the six months ended June 30, 2007, Professional fees increased $59,842, or 110.7%, to $113,880 as compared to $54,038 for the six months ended June 30, 2006.  This increase for the six month period is due to accounting and legal fees related to the issuance of  2006 year end financial statements and filings that were not accrued.

Depreciation expense increased by $215, or 86%, to $465 for the three months ended June 30, 2007 as compared to $250 for the three months ended June 30, 2006.  The principal reason for this increase was the depreciation on additional office equipment.

Depreciation expense increased by $430, or 86%, to $930 for the six months ended June 30, 2007 as compared to $500 for the six months ended June 30, 2006.  The principal reason for this increase was the depreciation on additional office equipment.

Liquidity and Financial Condition

Cash and Working Capital

We had an accumulated deficit of ($14,713,882) from our inception in 1983 to December 31, 2006, and an accumulated deficit of ($15,180,912) at June 30, 2007. We have no contingencies or long-term obligations except for our work commitments under our seven (7) option and earn-in agreements on our leased properties. All of these agreements can be terminated by us upon either 30 or 60 days notice.

We had a cash balance of $17,222 on December 31, 2006 and a cash balance of $545 on June 30, 2007.  For the six month period ending June 30, 2007, we had net cash outflows of $16,677.

The cash flows used in operations for the six-month period ended June 31, 2007 were $318,445 compared with $521,192 for the same period in 2006.  Cash flows used in operations for the six-month period ended June 30, 2007 consisted primarily of a net loss of $467,030 offset by stock based compensation of $129,311, with changes in working capital assets and liabilities consisting of an increase in prepaid expenses of $16,896 and an increase in accounts payable and accrued liabilities of $35,239.

The cash flows used in investing activities for the six month period ended June 30, 2007 were $60,000 compared to $36,290 for the same period in 2006. Cash flows used in investing activities consisted of lease payments of $60,000 on the Company’s mineral properties.

Net cash flows provided by equity financing activities were $361,768 versus $1,312,070 during the same period in 2006.  During the same period in 2006, the Company used $110,190 of proceeds realized on equity financings to repay convertible notes and related party advances.

Internal and External Sources of Liquidity

Over the next 12 months period, we plan to fund our operations through issuances of Common Stock or Common Stock with warrants. We could enter into a joint venture arrangement on one or more of our leased properties. In the event our exploration is successful and mining eventually commences on one or more of our leased properties, we could then commence receiving revenues from the sale of gold and/or silver produced on these properties.

Contractual Obligations

We have no commitments for capital expenditures.

We do not engage in hedging transactions and we have no hedged mineral resources.

We were and are committed to making certain exploration work expenditures, lease and option payments, and claims maintenance payments on properties signed at June 30, 2007 over the forthcoming 12 months period:

Bullion Mountain Project:

•	Required work expenditure by 6/30/07; $20,000 of which $31,650 has already been completed;

•	Claims maintenance: $2,273;

•	Annual payment: $5,000 due November, 2007;

Antelope Ridge:

•	Required work expenditure by 6/30/07: $120,000, of which $67,615 has already been completed; a $50,000 to $100,000 drill program will commence this fall.

•	Claims maintenance: $6,679;

•	Annual payments: $15,000 cash and $15,000 in Common Stock; due April, 2007 have been made;

Dome HiHo Project:

•
Required work expenditure by 6/30/07: $360,000, of which $275,315 has already been completed; a second drill program is expected to be completed in September, 2007 and is expected to cost an additional $25,000 to $50,000.

•	Claims maintenance: $5,878;

•	Annual payments: $28,333, of which $20,000 was paid, $8,333 was paid in July, 2007

Trinity Silver Project:

•
Required work expenditure: $75,000, of which $375,394 has already been completed, which more than completes our work requirement for the first two years. The next drill program is expected to commence this fall.

•	Claims maintenance: $5,478;

•	Annual payments: $0.

Pasco Canyon Gold Project:

•	Required work expenditure by 6/30/07; $50,000, of which $40,837 has already been completed, awaiting drill permit from U.S. Forest Service;

•	Annual payments; $0

Dutch Flat Gold Project:

•	Required work expenditure by 6/30/07; $0; $200,000 required by July, 2007, of which $194,609 has already been expended. A second drill program is expected to commence in September, 2007

•	Annual payments; $0

PPM Miranda Gold Project:

•	Required work expenditure for first year; $175,000, of which $13,800 has already been completed.

•	Annual payment; $0

All of these property agreements can be terminated on 30 to 60 days advance notice.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements. We do not engage in hedging transactions and we have no hedged resources.

Item 3. Controls And Procedures

(A)	Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports filed or submitted by us under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports filed under the Securities Exchange Act of 1934 is accumulated and communicated to our management, including our principal executive and financial officers, as appropriate, to allow timely decisions regarding required disclosure.

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based upon and as of the date of that evaluation, our principal executive officer and financial officers concluded that there were material weaknesses in our internal controls, including those which relate to the review, approval and reconciliation of accounting data and entries. We are addressing these issues by reviewing and revising our internal accounting policies and procedures.

(B)	Changes in Internal Controls

There were no changes in our internal controls or in other factors that could have significantly affected those controls subsequent to the date of our most recent evaluation.

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

None.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

In February, 2007, four warrants were exercised at $0.15 and $0.16 with proceeds of $83,750 and 550,000 common shares were issued.
In May, 2007, 1,250,000 common shares were sold at $0.16 per share with net proceeds of $178,018.
In June, 2007, 625,000 common shares were sold at $0.16 per share with proceeds of $100,000.
In July, 2007, 1,875,000 common shares were sold at $0.16 per share with proceeds of $300,000

The issuances of Common Stock was made by us in reliance upon the exemptions from registration provided under Section 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D, promulgated by the SEC under federal securities laws and comparable exemptions for sales to “accredited” investors under state securities laws.  The original sale of the Warrants in the private placement was made to accredited investors as defined in Rule 501(a) under the Securities Act, no general solicitation was made by us or any person acting on our behalf; the securities sold were subject to transfer restrictions, and the certificates for those shares contain an appropriate legend stating that they have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption there from.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Submission Of Matters To A Vote Of Security Holders

None.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit No.	Description	Location
10.1	Exploration Agreement with Option to Form Joint Venture (PPM GOLD PROJECT) Miranda U.S.A., Inc. and Piedmont Mining Company, Inc., dated April 17, 2007	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for April 17, 2007, as filed with the SEC on April 23, 2007

10.2	Services Agreement between Miranda Gold U.S.A, a Nevada corporation having and Piedmont Mining Company, Inc.	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K for April 17, 2007, as filed with the SEC on April 23, 2007

10.3	Form of Subscription Agreement with Registration Rights Provision	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for July 20, 2007, as filed with the SEC on July 26, 2007

10.4	Form of Subscription Agreement with Piggy Back Registration Rights Provision	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K for July 20, 2007, as filed with the SEC on July 26, 2007

31.1	Certification Pursuant to Section 302	Provided herewith

31.2	Certification Pursuant to Section 302	Provided herewith

32.1	Certification Pursuant to 18 U.S.C. Section 1350	Provided herewith

32.2	Certification Pursuant to 18 U.S.C. Section 1350	Provided herewith

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934 the registrant has duly caused this 10-QSB Quarterly Report for the period ended June 30, 2007 to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT MINING COMPANY, INC., a North Carolina Corporation

Dated August 14, 2007	/s/ Robert M. Shields, Jr.
By: Robert M. Shields, Jr. Its: Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)